                                                                   EXHIBIT 10.32
                         AGREEMENT FOR PURCHASE AND SALE

         THIS AGREEMENT, dated this 7th day of February, 2000, is by and among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (together the "Shareholders"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and New West Resources, Inc., a Texas corporation ("Purchaser").

                                    RECITALS

         A. The Shareholders together own all of the issued and outstanding shares of stock of MDC, and desire to sell such stock to Purchaser in accordance with and subject to the terms and conditions set forth in this Agreement.

         B. Purchaser desires to purchase said stock from the Shareholders, in accordance with and subject to the terms and conditions set forth in this Agreement.

         C. Both the Shareholders and Purchaser recognize that prior approval of the FCC is required before the transactions contemplated herein can be consummated.

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the Shareholders, MDC and Purchaser enter into this Agreement.

                                    AGREEMENT

         1. DEFINITIONS. As used in this Agreement, the following terms shall have the meanings set forth below:

         "AAA" means the American Arbitration Association.

         "ASSERTED CLAIMS" means all Claims by Purchaser that Purchaser asserts are payable from the Post-Closing Escrow Account.

         "BTA" means Basic Trading Area, which is defined as the geographic areas by which MDS stations are licensed. ETA boundaries are based on the Rand McNally 1992 Commercial Atlas and Marketing Guide, 123rd edition, pp. 36-39.

         "BTA RIGHTS" means the BTA authorizations issued by the FCC listed on
Schedule 6(d) to this Agreement.

         "CASH EARNEST MONEY" is defined in paragraph 5(a) of this Agreement.

         "CASH PORTION" is (A) Twelve Million Five Hundred Thousand Dollars ($12,500,000) reduced by (B) the liabilities of MDC that will not be paid in cash at Closing that are not Permitted Liabilities or Special Liabilities. Copyright royalty fees, the collection of which is barred by an applicable statute of limitations, does not constitute a liability.

         "CARS" means Cable Antenna Relay Service.

         "CLAIMS" is defined in paragraph 5(c) of this Agreement.

         "CLOSING" means the closing of the transactions contemplated under this Agreement.

         "CLOSING DATE" means the date on which Closing occurs.

         "CLOSING ESCROW ACCOUNT" is defined in paragraph 5(a) of this Agreement.

         "CLOSING FUNDS" is defined in paragraph 5(b) of this Agreement.

         "CONDITIONS PRECEDENT" means conditions to Closing specified in paragraph 11 of this Agreement.

         "CONFIDENTIAL INFORMATION" means information that the disclosing party has not disclosed generally to the public, including, without limitation, business plans, financial information, products, services, methods, costs, implementation processes and services, sources of supply, strategic marketing plans, customer lists, leases and contracts, sales, profits, prices, pricing models, pricing policies and strategies, personnel, business relationships, product information, and information systems. Confidential Information does not include information that was already known to the Other Party prior to commencement of negotiations with respect to the Letter of Intent, as established by the Other Party's records; information that becomes generally available to the public other than as a result of a breach of the Other Party's confidentiality obligations under paragraph 15 of this Agreement or information that is furnished to the Other Party by a third party who is lawfully in possession of such information and who lawfully conveys that information.

         "CORPORATE ASSETS" means all assets in which MDC has any right, title or interest as of the Closing Date, except for the Excluded Assets.

         "DIRECT CLAIM" means a Claim that Purchaser asserts is payable from the Post-Closing Escrow Account that is not based on a Third Party Claim.

         "DIRECT CLAIMS NOTICE" is defined in paragraph 18(d) of this Agreement.

         "DUE DILIGENCE PERIOD" means a period expiring fifteen (15) days following the Execution Date.

         "EARNEST MONEY" is defined in paragraph 5(a) of this Agreement.

         "ELECTION PERIOD" is defined in paragraph 18(a) of this Agreement.

         "ENVIRONMENTAL LAWS" means any federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and governmental restrictions now in effect and relating to human health, the environment or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

         "ENVIRONMENTAL LIABILITIES" means all liabilities, whether vested or unvested, contingent or fixed, actual or potential, which arise under or are associated with Environmental Laws and relate to actions occurring or conditions existing prior to the Execution Date.

         "ESCROW AGENT" is defined in paragraph 5(a) of this Agreement.

         "EXCLUDED ASSETS" is defined in paragraph 4 of this Agreement

         "EXECUTION DATE" means the date of execution of this Agreement by the last party who signs this Agreement, as conclusively determined by the dates noted in connection with each signature.

         "FCC" means the Federal Communications Commission.

         "FINAL ORDER" means an FCC action or order relating to approval of the transfer of control of the FCC licenses and authorizations held by MDC for which the time for filing a request for administrative or judicial review of the action, or for the FCC to review such action on its own motion, shall have expired without any such filing, or motion, having been made; or, in the event of such filing or motion, it shall have been disposed of favorably to the FCC's grant of its consent to the transfer, and the time for seeking further review of the FCC's action consenting to the transfer shall have expired without any request for such further review having been filed.

         "HAZARDOUS SUBSTANCES" means any toxic, radioactive, caustic or otherwise hazardous material.

         "INTERIM BALANCE SHEET" is defined in paragraph 6(m) of this Agreement.

         "ITFS" means Instructional Television Fixed Service.

         "LETTER OF INTENT" means the letter of intent between MDC and Purchaser, dated November 11, 1999, and executed and delivered on November 17, 1999.

         "MATERIAL ADVERSE CHANGE" means a change that materially impairs the ability of MDC to carry on its business. A Material Adverse Change would not include a continuing deterioration of MDC's subscriber base, or a continuing increase in MDC's churn rate.

         "MDC" means Multimedia Development Corporation, a New Mexico corporation.

         "MDC's FINANCIAL STATEMENTS" is defined in paragraph 6(m) of this Agreement.

         "MDS" means Multipoint Distribution Service.

         "NEWCO" means a newly formed entity owned by the Shareholders.

         "NORWEST BANK" means Norwest Bank Minnesota National Association.

         "NOTICE DEADLINE" is defined in paragraph 8(b) of this Agreement.

         "OTHER PARTY" when used in reference to MDC means the Shareholders and Purchaser; when used in reference to Purchaser means the Shareholders and MDC; and when used in reference to the Shareholders means MDC and the Purchaser.

         "OUTSIDE CLOSING DATE" is defined in paragraph 11 of this Agreement.

         "PARTNERSHIP" means Rio Grande Wireless Cable Television Company, a New Mexico general partnership, whose partners are MDC and People's Choice TV of Albuquerque, Inc.

         "PARTNERSHIP AGREEMENT" means the partnership agreement for the Partnership.

         "PCTV" means People's Choice TV of Albuquerque, Inc.

         "PERMITTED LIABILITIES" are those liabilities that are (i) accounts payable that are thirty (30) days or less past due; plus (ii) the indebtedness of MDC to the FCC with respect to the BTA Rights; plus (iii) utilities that first become due after Closing, even if attributable to a pre-Closing period, and personal property tax liability for the calendar years ending after December 1999; plus (iv) the amount of the small business bidding credit given to MDC in connection with the BTAs, in the event that MDC no longer is eligible for the credit after Closing; plus (v) customer deposits; plus (vi) obligations of MDC or the Partnership to be performed on or after the Closing Date; under the contracts and leases listed on Schedule 6(f) to this Agreement; under a real estate loan from Norwest Bank of New Mexico secured by a mortgage on certain property in Las Cruces (referenced on Schedule 6(p) to this Agreement); under three vehicle loans form First Security Bank secured by a lien on three vehicles (referenced on Schedule 6(p) to this Agreement); under contracts and leases entered into after the Execution Date in the ordinary course of business, consistent with past practice; and under contracts and leases entered into in the ordinary course of business that do not adversely effect the value of MDC or its Stock in a material respect.

         "POST-CLOSING ESCROW ACCOUNT" is defined in paragraph 5(b) of this Agreement.

         "PURCHASE PRICE" is defined in paragraph 3 of this Agreement, as set forth in the first paragraph of this Agreement.

         "PURCHASER" means New West Resources, Inc., a Texas corporation.

         "REGULATED ACTIVITY" means any generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Substances.

         "SECURITIES ACTS" means the Securities Act of 1933, the New Mexico Securities Act or any other state securities laws.

         "SHAREHOLDERS" means the shareholders who, together, own all of the issued and outstanding stock of MDC, as set forth in the first paragraph of this Agreement.

         "SPECIAL LIABILITIES" means MDC's liabilities to providers of programming, for personal property taxes or under channel leases that are attributable to programming provided, personal property owned, or lease payments due in any calendar year ending on or prior to December 31, 1998.

         "SPECIAL LIABILITIES ESCROW ACCOUNT" is defined in paragraph 5(d).

         "STATIONS" means the MDS, ITFS and CARS stations for which MDC either holds an FCC license, or with respect to which MDC leases excess airtime channel capacity or operates pursuant to a management agreement.

         "STOCK" means all of the issued and outstanding shares of stock in MDC.

         "THIRD PARTY CLAIM" means any Asserted Claim based on a claim asserted against MDC by a third party.

         "THIRD PARTY CLAIM NOTICE" is defined in paragraph 18(a) of this Agreement.

         2. SALE OF STOCK. For the consideration and subject to the terms and conditions set forth in this Agreement, the Shareholders agree to sell to Purchaser, and Purchaser agrees to purchase from the Shareholders, the Stock.

         3. PURCHASE PRICE. The purchase price for the Stock (the "PURCHASE PRICE") shall be the balance remaining after (A) the sum of Twelve Million Five Hundred Thousand Dollars ($12,500,000) is reduced by (B) the amount required to pay or otherwise discharge all of the liabilities of MDC at Closing other than Permitted Liabilities (it being understood that copyright royalty fees, the collection of which is barred by an applicable statute of limitations, does not constitute a liability).

         4. EXCLUDED ASSETS. All of the following assets of MDC (the "Excluded Assets") are excluded from the assets that Purchaser will acquire the right to control by purchasing the Stock or that MDC will own after Closing:

                  (a) Prior to Closing, MDC may transfer its cable television systems operating in and around the communities of Estancia and Mountainair, New Mexico, consisting of franchises, certain equipment, and other assets used to operate those systems, for nominal consideration to Newco, or to an independent third party or parties, to be designated by MDC; PROVIDED that the proceeds of any such transfer to an independent third party that occurs prior to Closing shall be applied exclusively to the working capital needs of MDC prior to Closing and/or to the discharge of liabilities of MDC that are not included in Permitted Liabilities; and FURTHER PROVIDED that in the event Newco transfers such assets after Closing, the proceeds of any such transfer shall be deposited in the Special Liabilities Escrow Account if and to the extent the amount of the then outstanding Special Liabilities exceeds the amount then on deposit in the Special Liabilities Escrow Account.

                  (b) Purchaser acknowledges that MDC has represented to it that Walter Mickelson, Hazel Mickelson and Thor Mickelson purchased with their own funds, and own, certain assets used by MDC, consisting of a fax machine in Las Cruces, and a fax machine, a scanner, a large screen monitor, four HP and one Canon printers, four laptop computers, certain furniture once belonging to Walter Mickelson's father, a desktop computer, and two 5-drawer letter sized filing cabinets. Walter Mickelson, Hazel Mickelson and Thor Mickelson may remove these assets from MDC's premises at or prior to Closing, after Purchaser has had an opportunity to review, copy and backup any software, information or data contained thereon.

           5. CLOSING FUNDS, PAYMENT OF THE PURCHASE PRICE AND ESCROWS.

                  (a) On the Execution Date, Purchaser shall deposit $200,000.00 as earnest money in escrow with US Bank National Association. The account into which such funds are deposited is the "CLOSING ESCROW ACCOUNT." On or before the date that is fourteen days after the Execution Date, Purchaser shall, as additional earnest money, deposit an additional $300,000 in escrow with the Escrow Agent, or (in lieu of cash) shall cause to be issued an appropriate irrevocable standby letter of credit in such amount, issued by a national bank, and in a form reasonably acceptable to the Shareholders. The initial deposit of $200,000, and the additional $300,000 of earnest money to the extent made in cash, are referred to collectively as the "CASH EARNEST MONEY." The total $500,000 that NWR is to provide as earnest money is hereafter called the "EARNEST MONEY." Disbursement of the Cash Earnest Money out of escrow shall be made as provided in paragraphs 5(b) and 17 below. MDC and Purchaser shall execute a Closing Escrow Agreement substantially in the form attached as Exhibit "A" hereto.

                  (b) On the Closing Date, Purchaser shall deposit into the Closing Escrow Account by wire transfer in immediately available funds, for application at Closing in accordance with this Agreement, an additional amount so that, together with the Cash Earnest Money, the total of the funds deposited in the Closing Escrow Account is not less than the amount of the Cash Portion (the "CLOSING FUNDS"). The Closing Funds will be disbursed by the Escrow Agent and applied at Closing as follows: (i) first, to pay closing costs and broker commissions payable by MDC to Daniels and Associates; (ii) second, to Norwest Bank in an amount equal to the total outstanding indebtedness of MDC to Norwest Bank as of the Closing Date; (iii) third, $500,000.00 shall be paid into a separate escrow account established at Closing (the "POST-

CLOSING ESCROW ACCOUNT"); (iv) fourth, the amount of the outstanding Special Liabilities as of the Closing Date shall be paid into a separate Special Liabilities Escrow Account if the Shareholders exercise their option to establish such an account as provided in paragraph 5(d), (v) fifth, the remaining amount to Walter Mickelson, Hazel Mickelson and Thor Mickelson, in proportion to the amounts owed by MDC to each of them, against appropriate instruments of release reciting that receipt of such payments, together with any additional payment made pursuant to paragraphs 5(c) and 5(d) after Closing, constitutes full satisfaction of all obligations listed on Schedule 6(x) hereto, which the Shareholders hereby agree are owed by MDC and will constitute all of the obligations and liabilities of MDC to any Shareholder as of the Closing Date; and (vi) sixth, any remaining amount to the Shareholders in proportion to the amounts of their Stock. The Shareholders executing this Agreement hereby agree that the payments to Walter Mickelson, Hazel Mickelson and Thor Mickelson for the obligations as set forth in subpart (v) above are appropriate. The Shareholders hereby indemnify and hold Purchaser harmless from and against any and all claims that may arise as a result of the payment of the Purchase Price as set forth herein, such indemnification to include reimbursement to Purchaser for all attorneys' fees and costs incurred by Purchaser arising out of litigation involving the payment of the Purchase Price among the Shareholders as set forth above.

                  (c) The amount to be paid by Purchaser at Closing into the Post-Closing Escrow Account under paragraph 5(b)(iii) shall be held by the Escrow Agent, pursuant to a Post-Closing Escrow Agreement substantially in the form attached hereto as Exhibit "B," as collateral to support payment for damages incurred by Purchaser arising from breach of any representations, warranties and indemnities to be given by MDC and the Shareholders to Purchaser under this Agreement. Claims by Purchaser against MDC or any Shareholder arising under or out of such representations, warranties and indemnities, or otherwise arising out of this Agreement (collectively the "CLAIMS") shall be limited to the amount in the Closing Escrow Account, except this liability limitation shall not apply to any Claims by Purchaser (i) against a Shareholder asserting that such Shareholder committed actual fraud against Purchaser, or (ii) any Claim against a Shareholder based on any liabilities and claims, contingent, threatened or otherwise, other than Permitted Liabilities, of which that Shareholder had actual knowledge at the time of Closing but failed to disclose to Purchaser. Except for any such Claims of actual fraud and such Claims relating to known undisclosed liabilities, Purchaser's sole recourse with respect to any Claims shall be against the Post-Closing Escrow Account and shall not constitute a personal liability of any of the Shareholders. If and to the extent that any portion of the Post-Closing Escrow Account has not been applied in payment of damages incurred by Purchaser, the balance remaining shall be disbursed first, to Walter Mickelson, Hazel Mickelson and Thor Mickelson, to the extent he or she has not received payment in full from the Closing Escrow Account or the Special Liabilities Escrow Account of the indebtedness or other obligations listed on Schedule 6(x) to this Agreement, in the amount owed by MDC to him or her at Closing, and then to the Shareholders, in proportion to the amount of their Stock, as follows: (i) ninety (90) days after Closing, 50% of the principal balance in the Post-Closing Escrow Account shall be disbursed, less the amount of any Claims asserted by Purchaser in a Third Party Claims Notice or Direct Claims Notice given by that date that have not been paid; and
(ii) one hundred eighty (180) days after Closing, the remaining balance in the Post-Closing Escrow Account shall be disbursed, less the amount of any Claims asserted by Purchaser in a Third Party Claims Notice or

Direct Claims Notice given by that date that have not been paid or otherwise resolved in accordance with paragraph 18. In the case of Claims asserted by Purchaser in a Third-Party Claims Notice or by a Direct Claim, which have not been paid or otherwise resolved within 180 days of Closing, the balance in the Post-Closing Escrow Account that is not disbursed as a result of such claims shall be held in the Post-Closing Escrow Account until the Third Party Claim or Direct Claim (as applicable) is fully satisfied or otherwise discharged. The administration of, and the processing of Claims payable from, the Post-Closing Escrow Account is governed by paragraph 18 below and the escrow agreement for the Post-Closing Escrow Account.

                  (d) A portion of the Cash Portion equal to the amount of the outstanding Special Liabilities as of Closing shall be deposited at Closing into a separate escrow account, pursuant to a Special Liabilities Escrow Agreement substantially in the form attached hereto as Exhibit "C", securing payment of the Special Liabilities (the "SPECIAL LIABILITIES ESCROW ACCOUNT"), which shall be listed on Schedule 13(i). The funds in the Special Liabilities Escrow Account will be released and disbursed in the manner specified in paragraph 19. The purpose of the procedure described in paragraph 19 is to give the Shareholders an opportunity to negotiate the amount to be paid in satisfaction of the Special Liabilities or to benefit from the discharge of any Special Liabilities for which a claim has not been made prior to the expiration of the applicable statute of limitations.

                  (e) Any amounts in the Special Liabilities Escrow Account to be disbursed to the Shareholders in accordance with paragraph 19(c) shall be disbursed (i) first, the first $150,000 to be disbursed shall be disbursed to Thor Mickelson to be used by him to the extent needed to pay, or to reimburse, costs and expenses incurred or to be incurred by Thor Mickelson (or his successor), and reasonable compensation to him, for acting as attorney in fact for the Shareholders, as provided in paragraph 20(m); (ii) second, the remaining amount to Walter Mickelson, Hazel Mickelson and Thor Mickelson, to the extent he or she has not received payment in full from the Closing Escrow Account or the Post-Closing Escrow Account of the indebtedness or other obligations listed on
Schedule 6(x) to this Agreement, in the amount owed by MDC to him or her at Closing, and (iii) third, any remaining amount to the Shareholders, in proportion to the amount of their Stock. The administration of, and the processing of Special Liabilities payable from, the Special Liabilities Escrow Account is governed by paragraph 19 below. Any surplus remaining in the $150,000 disbursed to Thor Mickelson after all such costs and expenses and reasonable compensation is paid or reimbursed shall be distributed by him in the manner specified in subsections (ii) and (iii) above.

         6. REPRESENTATIONS AND WARRANTIES OF MDC AND THE SHAREHOLDERS. MDC and the Shareholders represent and warrant to Purchaser that the following, unless otherwise stated below, are true on the Execution Date and shall be true on the Closing Date:

                  (a) CAPITALIZATION AND SHAREHOLDER LOANS. The authorized capital stock of MDC consists of 500,000 shares of common voting stock, of which 3,723 shares are issued and outstanding. As of the Execution Date, the issued and outstanding Stock is registered in the names of the following persons in the following amounts:

                                                     Percentage
Shareholder                         Shares Held      Ownership
-----------                         -----------      ----------
Walter K. Mickelson                 2,755            74.00
and Hazel C. Mickelson

Lester Gutierrez and                  805            21.62
Veronica Gutierrez

Thor L. Mickelson                     101             2.71

Claude (Bill) Simons                   62             1.67
and Terri Simons

The above amounts are subject to a possible downward adjustment in the amount held by Walter K. Mickelson and Hazel Mickelson, not to exceed 50 shares, and a corresponding increase in the amount of Stock held by the other shareholders. None of the Shareholders will transfer such Stock except to another of the Shareholders listed above. All of such outstanding Stock has been validly issued by MDC and is fully paid and nonassessable. The issuance and sale of all of such Stock has been in full compliance with all applicable federal and state securities laws. MDC has no other authorized securities. There are no subscriptions, options, warrants, call rights, conversion or exchange rights, or other arrangements relating to the issuance and sale by MDC of any of its stock or relating to any sale or transfer of any of the Stock which could cause the dilution of the shares of Stock being purchased by Purchaser pursuant to this Agreement. MDC does not own any securities, directly or indirectly, in any other corporation. MDC has no subsidiaries.

                  (b) NO VIOLATION OF LAWS. Except as disclosed on Schedule 6(b) to this Agreement (which shall be updated as of ten days prior to Closing), as of the Closing Date, to the best of MDC's and the Shareholders' knowledge neither MDC nor the Partnership is in material violation of, or under investigation with respect to, and neither has been charged with or given notice of a material violation of, any applicable law, statute, order, rule, or regulation of any federal, state or local governmental authority or agency.

                  (c) LITIGATION. Except as disclosed on Schedule 6(c) to this Agreement (which shall be updated as of ten days prior to Closing), as of the Closing Date: (i) MDC is not subject to any judgment, award, injunction, rule, order or decree in which relief is sought that would prevent, delay or make illegal the transactions contemplated under this Agreement; (ii) to the best of MDC's and the Shareholders' knowledge, there are no actions, lawsuits, audits, investigations, claims or proceedings pending against MDC or the Corporate Assets that, individually or in the aggregate, could reasonably be expected to affect materially and adversely MDC; and (iii) to the best of MDC's and the Shareholders' knowledge, there are no actions, lawsuits, audits, investigations, claims or proceedings threatened against MDC, involving, affecting or relating to MDC or the Corporate Assets that, individually or in the aggregate, could reasonably be expected to affect MDC materially and adversely.

                  (d) FCC STATIONS. As of Closing, MDC shall hold licenses for, or lease channel capacity on, or operate pursuant to a management agreement, Stations listed on Schedule 6(d) to this Agreement, and MDC shall hold the BTA Rights as listed on Schedule 6(d) to this Agreement. In addition, except as set forth on Schedule 6(d) to this Agreement, as of Closing MDC or the Partnership shall hold licenses for, lease channel capacity on, or control the MDS, ITFS and CARS stations used by the Partnership serving the Albuquerque, New Mexico market as set forth on Schedule 6(d) to this Agreement. As of Closing, MDC shall lease channel capacity on the Stations serving the Tucumcari, New Mexico market, except to the extent the leases relating to those stations have been terminated prior to Closing. Each of the Stations, and the BTA Rights, are listed on
Schedule 6(d) to this Agreement.

                  (e) OPERATION IN ACCORDANCE WITH FCC LICENSES AND AUTHORIZATIONS. As of Closing, except as set out on Schedule 6(e) to this Agreement, all of the Stations associated with wireless cable television systems then being operated by MDC or the Partnership will be operating at the geographic locations and at the power levels specified in the FCC licenses for each such Station or pursuant to special temporary authority issued by the FCC. Except as set out on Schedule 6(e) to this Agreement, to the best of MDC's and the Shareholders' knowledge, MDC has filed all reports necessary and required to be filed with the FCC. Any and all monetary forfeitures issued by the FCC against MDC, after all appeals have been exhausted, will have been paid by Closing, or will be paid at Closing as a liability in reduction of the Cash Portion. If any such forfeiture has been issued by the FCC that is on appeal at Closing, at the option of MDC, it either will be paid at Closing as a liability in reduction of the Cash Portion or it shall be treated as part of the Special Liabilities in accordance with paragraph 5.

                  (f) LEASES AND CONTRACTS. All leases and contracts to which MDC or the Partnership is a party, as of the Closing Date, are identified on
Schedule 6(f) to this Agreement, including but not limited to programmer contracts, leases of MDS or ITFS channel capacity, any employment contracts, building leases, equipment leases, and tower leases, except for contracts and leases entered into after the Execution Date in the ordinary course of business, consistent with past practice. Except as set forth on Schedule 6(f) to this Agreement, to the best of MDC's and the Shareholders' knowledge, MDC and the Partnership, as of the Execution Date, in all material respects have performed and are not in default in their respective obligations under all such contracts and leases. Schedule 6(f) shall be updated as of ten days prior to Closing. There are no contracts between MDC or the Partnership, on the one hand, and any labor unions, on the other, and there are no commitments by MDC or the Partnership for any capital expenditures.

                  (g) NO VIOLATION RESULTING FROM SALE OF STOCK. The sale of the Stock to Purchaser will not violate or result in a breach of any provision or result in the termination of, or constitute a default or right of termination under, or permit the acceleration of any obligation under, any material contract, lease or mortgage to which MDC is a party, PROVIDED all necessary consents to the transactions contemplated by this Agreement are obtained, and FURTHER PROVIDED that this representation and warranty shall not be understood to extend to the effect of such sale on the rights of the parties under the Partnership Agreement or to any acceleration of liability relating to the BTA Rights.

                  (h) NO LIENS. The Corporate Assets (including FCC licenses and BTA Rights) will upon consummation of the sale of the Stock at Closing be free and clear of all liens and encumbrances, except the lien in favor of the FCC with respect to the BTA Rights, and any liens and encumbrances set forth on
Schedule 6(h) to this Agreement.

                  (i) THIRD PARTY APPROVALS. Except as disclosed on Schedule 6(i) to this Agreement, the transfer of the Stock to Purchaser shall not require the consent or approval of any federal, state or local governmental authority or agency, or any party to a material contract or lease to which MDC is a party.

                  (j) BROKERS. Except for a commission payable to Daniels and Associates, no commission will be payable as a result of the Stock sale to any broker retained by MDC or any Shareholder.

                  (k) CORPORATE ORGANIZATION. MDC is duly organized, validly existing and in good standing under the laws of the State of New Mexico, and has all required corporate power and authority to own, operate and lease its properties and to carry on its business. MDC conducts business exclusively in the State of New Mexico. MDC has previously provided Purchaser with a complete set of MDC's articles of incorporation and bylaws, including all amendments. The minute books and stock record books of MDC have been made available to Purchaser and will be delivered to Purchaser at Closing. Such books contain all of MDC's minutes and stock records.

                  (l) PARTNERSHIP ORGANIZATION. The Partnership is a duly organized and validly existing general partnership organized under the laws of the State of New Mexico. Except as described in Schedule 6(l) to this Agreement, the Partnership has all required power and authority to own, operate and lease its properties and to carry on its business. The Partnership conducts business exclusively in the State of New Mexico.

                  (m) FINANCIAL STATEMENTS/NO UNDISCLOSED LIABILITIES. MDC has previously delivered to Purchaser (i) its reviewed financial statement as at and for the fiscal year ended December 31, 1998 and (ii) its interim balance sheet (the "INTERIM BALANCE SHEET") and statement of income and cash flow for the period from the end of MDC's last fiscal year until November 30, 1999 (collectively "MDC'S FINANCIAL STATEMENTS"). MDC's Financial Statements have been prepared from the books and records of MDC. The books of account of MDC have been made available to Purchaser and will be delivered to Purchaser at Closing. To the best of MDC's and the Shareholders' knowledge, such books are complete in all material respects. To the best of MDC's and the Shareholders' knowledge, MDC has no liabilities or obligations of any nature (known or unknown, absolute, accrued, contingent or otherwise) that are not fully reflected, reserved against or disclosed in the Interim Balance Sheet, except liabilities and obligations incurred since the date thereof in the ordinary course of business and consistent with past practices.

                  (n) LIABILITIES AND OBLIGATIONS PENDING CLOSING. Except for any borrowings from its principal lender, Norwest Bank, and debt associated with the BTA Rights, MDC will not incur any new liabilities or obligations prior to Closing, other than liabilities or obligations incurred in the ordinary course of its business, and consistent with its past practice. To the extent consistent with MDC's fiduciary duties as managing partner, the Partnership will not incur any new liabilities or obligations prior to Closing, other than liabilities or obligations incurred in the ordinary course of its business, and consistent with its past practice.

                  (o) AUTHORITY TO DO BUSINESS. Except as described on Schedule 6(o) to this Agreement, MDC or the Partnership possesses all governmental authorizations, including licenses, permits, approvals, registrations and other rights of every kind and character necessary under law for MDC and the Partnership to construct, operate, maintain and use the Corporate Assets and the Partnership assets, respectively; and to the best of MDC's and the Shareholders' knowledge, MDC is in compliance in all material respects with the terms of all of these authorizations (excluding FCC licenses, as FCC compliance, construction and operational representations and warranties are covered by paragraph 6(e)). None of the authorizations (including FCC licenses) has been or is threatened to be revoked, cancelled, suspended or materially or adversary modified. Except as described on Schedule 6(o) to this Agreement, to the best of MDC's and the Shareholders' knowledge, as of the Execution Date, neither MDC nor the Partnership has infringed and is not infringing, and has not engaged and is not engaging in the unauthorized use or misappropriation of, any trade secrets, copyrights or patents of any other persons or entities, and there are no such actual or threatened claims or assertions against MDC or the Partnership.

                  (p) TITLE TO AND CONDITION OF ASSETS. Except as set forth on
Schedule 6(p) to this Agreement: (i) MDC and the Partnership each has good and marketable title to the personal and intangible property that MDC and the Partnership purports to own and all such personal property is free and clear of all liens, claims, and security interests; (ii) MDC has valid and binding leases, easements and other similar agreements for the part of the Corporate Assets that consist of tangible personal property and real estate interests that MDC uses but does not own; and (iii) to the best of MDC's and the Shareholders' knowledge, MDC is not in default, nor has MDC received as of the Execution Date a notice of alleged default, under any such lease, easement or agreement as to which a default would materially detract from the value of the property subject to the lease, easement or agreement, or would interfere with the use of such property. The tangible personal property included in the Corporate Assets has been made available for inspection by Purchaser, and to the best of MDC's and the Shareholders' knowledge. except as set forth on Schedule 6(p) to this Agreement. is in operating condition as of the Execution Date. All personal property and intangible property that MDC or the Partnership owns as of the Execution Date, or in which either of them has any interest, having a replacement cost of $1,000 or more per item as of the Execution Date, is listed on Schedule 6(p) to this Agreement.

                  (q) ENVIRONMENTAL MATTERS. To the best of MDC's and the Shareholders' knowledge, no written notice, notification, demand, request for information, citation, summons, complaint or order has been received, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or has been threatened by a governmental authority or other person with respect to any alleged violation by MDC of any Environmental Laws, or the alleged failure by MDC to have any environmental permit, certificate, license, approval, registration or authorization required in connection with the operation of a wireless cable system operated by MDC or in connection with any Regulated Activity conducted by MDC. To the best of MDC's and the Shareholders' knowledge, MDC has no material Environmental Liabilities and there has been no release of Hazardous Substances into the environment by MDC or with respect to any of its properties which has had, or would reasonably be expected to have, a material adverse effect on MDC.

                  (r) PARTNERSHIP INTEREST. MDC owns a 73% general partnership interest in the Partnership. Prior to Sprint's acquisition of PCTV or an affiliated entity, PCTV owned the other 27% general partnership interest in the Partnership. As of the Execution Date, MDC has received no notice relating to any transfer of ownership of PCTV's general partnership interest, or to the effect of Sprint's acquisition of PCTV or an affiliated entity, if any, on the Partnership.

                  (s) EMPLOYEE CONTRACTS AND BENEFITS. Prior to Closing, neither MDC nor the Partnership will have made any wage or salary increases except in the ordinary course of business. This provision shall not preclude MDC from giving bonuses to its employees who remain employed by MDC until Closing, other than employees who are also Shareholders, officers or directors of MDC, on such terms and conditions as MDC in its sole discretion determines; PROVIDED THAT (x) the aggregate amount of the bonuses shall not exceed $250,000, (y) the agreement under which MDC commits to give the bonuses will provide that the employees shall remain at-will employees in accordance with the policies set forth in MDC's employee handbook, and (z) no liability on the part of MDC for such bonuses shall remain after Closing. Except as set forth on Schedule 6(s) to this Agreement, neither MDC nor the Partnership has any contracts with any of their respective employees, or any pension, profit sharing, deferred compensation, or other retirement plans, or any medical, health, or disability plans or insurance. MDC will not enter into any contracts with any of its employees or any prospective employees prior to Closing that will continue after Closing or that contain any obligations to be performed after Closing.

                  (t) TAXES. Except for personal property tax reporting, MDC has filed all federal, state and local tax returns required to be filed by it. Except for personal property taxes, MDC has paid all taxes that are due and payable pursuant to such returns. Except for an audit of MDC's 1995 federal income tax return, as of the Execution Date neither the Internal Revenue Service nor any state or local taxing authorities has audited any such tax returns, and there are no outstanding agreements by MDC with respect to such returns or waivers extending the statutory period of limitation applicable to any tax returns. To the best of MDC's and the Shareholders' knowledge, MDC has withheld proper and accurate amounts from its employees' compensation in compliance with applicable withholding requirements.

                  (u) AUTHORITY TO SELL THE STOCK. MDC will use its reasonable, best efforts to obtain all consents and approvals for the sale of the Stock to Purchaser that are a condition to Closing, unless waived by Purchaser (reasonable, best efforts does not include giving third parties additional compensation or materially modifying agreements).

                  (v) FAA DETERMINATIONS OF NO HAZARD TO AIR NAVIGATION. As of Closing, all necessary FAA determinations of no hazard to air navigation for all MDC facilities on towers presently employed in connection with MDC's operating wireless cable systems will have been obtained.

                 (w) SHAREHOLDER DIVIDENDS. From the date of execution of the Letter of Intent until Closing, neither MDC nor the Partnership will pay any dividends or make any distributions to any of the Shareholders.

                  (x) INDEBTEDNESS TO SHAREHOLDERS. Each of the transactions giving rise to the indebtedness or other obligations of MDC to the Shareholders to be paid at Closing was duly authorized by all necessary corporate action, or are hereby ratified by the Shareholders in all respects, and are valid obligations of MDC. The execution, delivery and performance of this Agreement, including the application of the Cash Portion in accordance with paragraph 5, has been duly authorized by all necessary corporate action of MDC and is hereby approved by the Shareholders. The indebtedness of MDC to the Shareholders, to be paid at Closing in accordance with paragraph 5(b) above, is summarized on
Schedule 6(x) to the Agreement.

         7. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to MDC and the Shareholders that the following are true on the Execution Date of this Agreement and shall be true on the Closing Date:

                  (a) DUE ORGANIZATION. Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Texas, with all requisite corporate power and authority to own, operate and lease its properties and carry on its business now being conducted.

                  (b) AUTHORITY. Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the purchase of the Stock. This Agreement will constitute a valid and binding obligation of Purchaser enforceable against it in accordance with its terms.

                 (c) QUALIFICATION TO HOLD LICENSES. Purchaser is qualified to hold FCC licenses.

                  (d) NO VIOLATION. Neither the execution of this Agreement nor the consummation of Purchaser's purchase of the Stock will (i) violate or result in a breach of any provision or result in the termination of, or constitute a default or right of termination under, or permit the acceleration of any obligation under, any material contract, lease or mortgage to which Purchaser is a party or to which it is bound; or (ii) require any approval of any third party, including but not limited to any approval of any federal, state or local governmental authority, except for FCC approval of the transfer of control of the FCC licenses and authorizations held by MDC from the Shareholders to Purchaser.

         8. DUE DILIGENCE PERIOD.

                  (a) Prior to the expiration of the Due Diligence Period, Purchaser shall have completed its due diligence investigation satisfactory to Purchaser with respect to MDC's assets and business, MDC's contracts, agreements, books, records and documents relating to its assets and business, and the Stock. Purchaser may terminate this Agreement prior to the expiration of the Due Diligence Period and receive a full refund of all Earnest Money paid if
(i) Purchaser discovers anything after execution of this Agreement and prior to the expiration of the Due Diligence Period that, in Purchaser's opinion, would have a material adverse affect on the value of MDC's business or assets or the value of the Stock, and (ii) Purchaser gives written notice of the same to MDC prior to the expiration of the Due Diligence Period, and MDC fails to cure the deficiency within thirty days of receipt of such notice. Within 10 days after notice to Purchaser of such cure, Purchaser will respond to Seller regarding whether all cured objections are satisfactory to Purchaser. If Purchaser fails to respond timely, the deficiency will be deemed to be waived. Upon termination of this Agreement pursuant to this paragraph 8(a), neither party shall have any liability to the other.

                  (b) Purchaser by executing this Agreement gives notice to MDC that the arrangement between MDC and PCTV is acceptable to Purchaser.

         9. COOPERATION. Upon the terms and subject to the conditions set out in this Agreement, MDC and Purchaser each shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under law to obtain all financing, consents, approvals, authorizations and orders that are required to consummate the transactions contemplated by this Agreement, including all consents, approvals, authorizations, and orders from the FCC that are necessary for the consummation of the transactions contemplated by this Agreement. Without limitation to the foregoing, within fifteen (15) days after the Execution Date, the parties shall file with the FCC applications seeking authorization for the transfer of control to Purchaser of the FCC licenses and authorizations held by MDC. The parties shall cooperate with each other and shall use reasonable best efforts to prosecute such applications with diligence and shall diligently oppose any objections to such applications to the end that each application, as soon as practicable, shall be granted by the FCC and such grants shall no longer be subject to any further administrative or judicial review. Prior to Closing Purchaser shall communicate and coordinate in advance with Thor Mickelson or Jane Scofield all of Purchaser's requests to inspect or obtain copies of MDC's documents, or to speak with any employees of MDC, and Purchaser shall conduct such inspections and communications in a manner that does not interfere with the operation of MDC's business.

         10. COVENANTS.

                  (a) COVENANTS OF THE SHAREHOLDERS. Between the Execution Date and the Closing Date, the Shareholders shall cause MDC, except as otherwise specifically consented to in writing by Purchaser, to conduct the operations of the business in of MDC in the ordinary course.

                  (b) COVENANTS OF PURCHASER. Purchaser acknowledges that Cap Rock Electric Cooperative, Inc. has agreed for the benefit of MDC to assist Purchaser, by providing a guarantee if necessary for Purchaser to obtain financing to close the transactions contemplated by this Agreement. Purchaser shall use its reasonable best efforts to obtain a written commitment for financing of not less than $12,500,000 on or prior to April 1, 2000 that is reasonably acceptable to MDC as provided in paragraph 17(b). To the extent Purchaser cannot obtain such a commitment without using a guaranty from its parent, Cap Rock Electric Cooperative, Inc., Purchaser will seek such financing by using a guaranty from Cap Rock Electric Cooperative, Inc.

         11. CONDITIONS TO CLOSING.

                  (a) Purchaser's obligations to close shall be subject to satisfaction of each of the following Conditions Precedent, unless waived by
Purchaser: (i) the Shareholders' representations in this Agreement are true in all material respects; (ii) all material governmental consents or approvals required for the sale of the Stock, and all consents or approvals of third parties that are required under the terms of material contracts and leases upon the sale of the Stock shall have been granted; (iii) Norwest Bank will release its liens against the assets of MDC, and the Stock, at Closing in exchange for payment in full of all obligations owed by MDC to Norwest Bank; the Stock shall be free and clear of all liens and security interests; and except as otherwise provided in this Agreement the assets of MDC shall be free and clear of all liens and security interests; (iv) there shall have occurred no Material Adverse Change of MDC between the expiration of the period covered by the Interim Balance Sheet and Closing, other than changes of a general economic nature, matters affecting the wireless cable industry generally, or matters arising from legislation, rulemaking or regulations; (v) delivery of an opinion letter from MDC's counsel, a specimen form of which is attached to this Agreement as Exhibit "D," with the qualifications and exceptions set out in Exhibit "D" or as otherwise reasonable and appropriate for this type of transaction; (vi) Walter K. Mickelson, Hazel Mickelson and Thor Mickelson shall have executed and delivered to Purchaser at Closing non-competition agreements, in the form attached hereto as Exhibit "E," prohibiting them, without Purchaser's prior written consent, for a period of five (5) years following Closing, from engaging directly or indirectly, whether as an employee, owner, partner, agent, shareholder, director or otherwise, in any business offering wireless cable services for video, telephone, computer data or Internet access, or any such services provided over an MMDS or other broadband wireless system in the New Mexico markets where MDC engages in business or holds FCC licenses on the Closing Date: provided that this Agreement does not preclude any of the Mickelsons from purchasing stock, bonds or other securities in any company traded on a nationally recognized stock exchange; (vii) this Agreement has not been terminated in accordance with the terms of paragraphs 8 and 17(a) or paragraph 17(b) or paragraph
17(c); and (viii) the Outside Closing Date has not yet occurred (this
Condition Precedent is satisfied until the Outside Closing Date occurs).

                  (b) MDC's and the Shareholders' obligations to close shall be subject to satisfaction of each of the following Conditions Precedent, unless waived by MDC: (i) Purchaser's representations in this Agreement are true in all material respects; (ii) all material governmental consents or approvals required for the purchase of the Stock shall have been granted; and all consents or approvals of third parties that are required under the terms of material contracts and leases upon the purchase of the Stock, shall have been granted or waived by Purchaser; (iii) Purchaser shall have received all necessary approvals (corporate or otherwise) for the purchase of the Stock pursuant to this Agreement; (iv) delivery of an opinion letter from Purchaser's counsel, a specimen form of which is attached to this Agreement as Exhibit "F," with the qualifications and exceptions set out in Exhibit "F" or as otherwise reasonable and appropriate for this type of transaction; (v) the Outside Closing Date has not yet occurred (this Condition Precedent is satisfied until the Outside Closing Date occurs), and (vi) this Agreement has not been terminated in accordance with the terms of paragraphs 8 and 17(a) or paragraph 17(b) or paragraph 17(c).

         12. CLOSING. Closing shall take place in Albuquerque, New Mexico within two weeks from the date that FCC approval of the transfer of control of the FCC licenses for the Stations from the Shareholders to Purchaser has become a Final Order or on such later date that all Conditions Precedent have occurred or been waived. However, in no event shall Closing be held later than August 1, 2000, unless MDC and Purchaser mutually agree to extend such date (the "OUTSIDE CLOSING DATE").

         13. CLOSING DELIVERIES OF THE SHAREHOLDERS AND MDC. After Closing, Purchaser as owner of all of the Stock shall have full access to the plants, properties, and books and records, contracts and leases, licenses and authorizations of MDC, except the Shareholders may retain and keep confidential from MDC and Purchaser any documents and information within the scope of the attorney-client, work product or similar privileges that inure to MDC relating to the negotiation or preparation of the Letter of Intent or this Agreement, or otherwise relating to the sale of the Stock. On the Closing Date, the Shareholders or MDC shall deliver the following documents and instruments to Purchaser, each of which shall be in a form reasonably acceptable to Purchaser:

                 (a) STOCK CERTIFICATES. The Shareholders shall deliver to Purchaser certificates evidencing all of the Stock, duly endorsed for transfer to Purchaser.

                 (b) FCC APPROVAL. MDC shall deliver to Purchaser evidence that the FCC has approved the transfer of control of the FCC licenses held by MDC from the Shareholders to Purchaser.

                  (c) CONSENTS OF THIRD PARTIES UNDER CONTRACTS AND LEASES. MDC shall deliver to Purchaser written consents of parties to material contracts and leases to which MDC as of the Closing Date is a party, if such consents are required under the terms of the contracts and leases upon the sale of the Stock, unless the obtaining of any such consents is waived by Purchaser.

                  (d) LIEN RELEASES. MDC shall deliver to Purchaser evidence that there are no liens against any of the Corporate Assets, in the form of a UCC lien search report on MDC conducted at the office of the Secretary of State for the State of New Mexico, and a UCC fixture filing, tax lien and judgment lien search report conducted at the offices of the Clerk of Bernalillo County, New Mexico, both dated within ten days prior to the Closing Date, which reports disclose no liens of record except the lien in favor of the FCC with respect to the BTA Rights, any liens and encumbrances set forth on Schedule 6(h) to this Agreement, and any liens for which lien releases are delivered to Purchaser at Closing.

                  (e) SECRETARY'S CERTIFICATE. MDC shall deliver to Purchaser a secretary's certificate of MDC certifying that Board of Directors' resolutions authorizing the execution of this Agreement and the consummation of the transactions contemplated hereunder have been adopted and are in full force and effect, and verifying the incumbency of the officers of MDC. Such resolutions shall be restated in or attached to the secretary's certificate.

                 (f) GOOD STANDING CERTIFICATE. MDC shall deliver to Purchaser a good standing certificate for MDC issued by the Public Regulatory Commission of the State of New Mexico and dated within ninety days prior to Closing.

                 (g) OPINION OF COUNSEL. MDC shall deliver to Purchaser an opinion of MDC's counsel in the form attached hereto as Exhibit "D."

                  (h) RESIGNATIONS OF DIRECTORS AND OFFICERS. MDC shall deliver to Purchaser written resignations of all of the directors and officers of MDC, effective upon Closing, which shall be deemed accepted by MDC immediately. The vacancies created by such resignations shall be filled by persons designated by Purchaser.

                  (i) SPECIAL LIABILITIES. MDC shall deliver to Purchaser a new
Schedule 13(i) certifying the amount of Special Liabilities outstanding as of the Closing Date, and (i) in the case of programming and channel lease Special Liabilities, scheduling the dates that are six years after the programming in question was provided, or the lease payments in question were due, for which payment has not been made (which is when the application statute of limitations with respect to the liability will expire), and (ii) in the case of personal property tax Special Liabilities, scheduling the dates that are ten years after the end of the relevant tax year for which payment has not been made (which is when the application statute of limitations with respect to the liability will expire). Schedule 13(i) is further described in paragraph 19(a) of this Agreement.

                 (j) CORPORATE NOTEBOOK. The Shareholders shall deliver the minute books and other corporate records.

                 (k) OTHER DOCUMENTS. MDC shall deliver to Purchaser such other documents, instruments, and considerations as are required under this Agreement or to consummate the transactions contemplated under this Agreement, or as may be reasonably requested by Purchaser, including but not limited to the escrow agreements for the Post-Closing Escrow Account and Special Liabilities Escrow Account executed by the Shareholders as contemplated by this Agreement.

         14. CLOSING DELIVERIES OF PURCHASER. Purchaser shall prepare and deliver the following instruments and consideration to the Shareholders on the Closing Date:

                 (a) CLOSING FUNDS. The Closing Funds, as provided in paragraph 5, in immediately available funds.

                 (b) OPINION OF COUNSEL. An opinion of Purchaser's counsel in the form attached hereto as Exhibit "F."

                 (c) SECRETARY'S CERTIFICATE. Secretary's certificates of Purchaser certifying that Board of Directors' resolutions authorizing the execution of this Agreement and the consummation of the transactions contemplated hereunder have been adopted and are in full force and effect, and verifying the incumbency of the officers of Purchaser. Such resolutions shall be restated in or attached to the secretary's certificate.

                 (d) OTHER DOCUMENTS. Such other documents, instruments, and considerations as are required under this Agreement or to consummate the transactions contemplated under this Agreement, or as may be reasonably requested by the Shareholders or MDC, including but not limited to Post-Closing Escrow Account and Special Liabilities Escrow Account executed by Purchaser as contemplated by this Agreement.

         15. CONFIDENTIALITY.

                  (a) MDC, the Shareholders and Purchaser acknowledge that they will have access to Confidential Information of the Other Party. MDC, the Shareholders and Purchaser each agree for a period of two (2) years each will treat all of the Other Party's Confidential Information as confidential, and shall not disclose the same or permit it to be disclosed to any person (except as authorized herein, as required by law, or with the prior written consent of the Other Party), and shall not use the Confidential Information for any purpose other than as expressly authorized herein or by the Disclosing Party in writing. MDC and Purchaser shall maintain adequate security procedures to prevent the theft or loss of any of the Confidential Information, and in the event of loss or inability to account for any of the Confidential Information, shall immediately notify the Other Party and shall indemnify the Other Party with respect to the same. MDC and Purchaser may disclose the Confidential Information only to their respective employees, attorneys, and accountants with a need to know the same in connection with the performance of due diligence or the exercise of any rights under this Agreement. MDC and Purchaser shall have an acknowledgment signed by their respective employees who have access to any of the Confidential Information that they will be bound by and will comply with these confidentiality provisions. Purchaser hereby consents to MDC's disclosure of Purchaser's Confidential Information to Norwest Bank Minnesota, N.A. and Bruce Dickinson. If MDC or Purchaser receive any request or demand, by subpoena, request for production, or otherwise, to disclose any part of the Confidential Information, the party receiving the request will immediately notify the Other Party in writing, will cooperate with the Other Party to permit the Other Party to object to the document production, and will not disclose any Confidential Information except to the extent required to do so by order of any court or governmental or administrative body. If this Agreement is terminated prior to Closing, Purchaser shall return to MDC all copies of all documents Purchaser obtained from MDC. The confidentiality provisions set out in this paragraph 15 shall survive Closing, and shall remain in full force and effect if Closing does not occur.

         16. THIRD PARTY COMMUNICATIONS.

                  (a) Prior to Closing, neither Purchaser, nor anyone on Purchaser's behalf, shall meet or communicate with any of the parties to any of the contracts and leases to which MDC or the Partnership is a party, without MDC's prior written consent and MDC's approval of the communication, or MDC's participation in any meeting or communication, as appropriate.

                  (b) Prior to Closing, neither Purchaser, nor anyone on Purchaser's behalf, shall meet or communicate with any person holding a claim against MDC that is a Special Liability, without MDC's prior written consent and MDC's approval of the communication. After Closing, until a Special Liability is satisfied in full or otherwise discharged, neither Purchaser nor MDC, nor anyone on Purchaser's or MDC's behalf, shall meet or communicate with any person holding a claim against MDC that is a Special Liability, in regard to such Special Liability, without the Shareholders' prior written consent and the Shareholders' approval of the communication. If, after Closing, Purchaser or MDC is contacted directly by any person holding a claim against MDC that is a Special Liability, Purchaser and MDC shall refer such person to Thor L. Mickelson (or his successor attorney in fact under paragraph 19).

         17. TERMINATION PRIOR TO CLOSING.

                  (a) Purchaser may terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with paragraph 8(a) and receive a full refund of all Earnest Money paid, in which event neither party shall have any liability to the other.

                  (b) MDC may terminate this Agreement if Purchaser shall have failed for any reason to obtain written, executed commitments for financing of not less than $12,500,000 by April 1, 2000 or within such longer period to which MDC may in its sole discretion agree in writing; provided that any such commitments obtained by Purchaser must be from reputable lender(s) and/or investor(s) with the financial ability immediately to perform under the commitments (as reasonably determined by MDC) and must be conditioned only upon Closing, releases of liens against MDC's assets (other than liens described on Schedule 6(h)), and the execution of documents already approved as to form by the lender(s) or investor(s) and Purchaser. Purchaser shall promptly furnish any information requested by MDC to evaluate any financing commitment, and shall permit MDC to communicate with the financing sources to verify the financing. MDC shall not be required to take risks with respect to whether any funding source will be capable of performing under its financing commitment. In addition, MDC may terminate this Agreement if Purchaser has notified MDC prior to April 1, 2000 that Purchaser has determined it will not be able to obtain financing as necessary to consummate the sale of the Stock pursuant to this Agreement.

                  (c) MDC may terminate this Agreement if any consents or approvals of a third party that are required under the terms of a material contract or lease upon the sale of the Stock cannot be obtained, and Purchaser does not waive such consent or approval within fifteen (15) days after MDC gives Purchaser written notice that such consent cannot be obtained.

                  (d) Purchaser shall be entitled to a full refund of the Earnest Money, which shall be its exclusive remedy, and neither party shall have any liability to the other, if (i) Purchaser elects to terminate this Agreement for failure of any of the Conditions Precedent to Purchaser's obligation to close, or pursuant to paragraph 17(a); or (ii) MDC elects to terminate this Agreement pursuant to paragraph 17(c); or (iii) MDC elects to terminate this Agreement pursuant paragraph 17(b), provided NWR has complied with its obligations under paragraph 10(b).

                  (e) If Purchaser fails to purchase the Stock pursuant to this Agreement in breach of its obligations hereunder, or otherwise materially breaches any of its obligations under this Agreement, or if Purchaser notifies MDC after April 1, 2000 that Purchaser has determined it will not be able to obtain financing as necessary to consummate the sale of the Stock pursuant to this Agreement, then MDC and the Shareholders may terminate this Agreement, and, as their exclusive remedy against Purchaser, shall be entitled either (i) to direct the Escrow Agent, in accordance with the escrow instructions to be given in accordance with paragraph 5(a), to pay the entire balance of the Earnest Money to MDC in accordance with the directions of the Shareholders or (ii) if the Cash Earnest Money is less than $500,000, to take the action authorized in clause (i) and, in addition, MDC shall be entitled to draw on the irrevocable letter of credit either by presenting an appropriate demand upon the issuer, or directing the Escrow Agent to do so, and in either case in accordance with the terms of the letter of credit. If Purchaser disputes MDC's entitlement to the Earnest Money, the Escrow Agent shall continue to hold the Earnest Money and the irrevocable letter of credit shall remain in effect and available to be drawn upon, until the dispute is resolved by agreement of the parties or by arbitration as set forth in paragraph 20(n).

                  (f) If, prior to Closing, MDC materially breaches any of its obligations under this Agreement, Purchaser may either (i) waive the breach and close; or (ii) Purchaser may terminate this Agreement if MDC fails to cure such breach within thirty (30) days after receipt of written notice of default from Purchaser. If Purchaser shall elect to terminate this Agreement, Purchaser shall be entitled as its exclusive remedy against MDC and the Shareholders to Purchaser's actual damages, not to exceed $250,000, excluding any lost profits or other consequential damages even if MDC and the Shareholders have been advised of the possibility of such damages.

         18. CLAIMS PAYABLE FROM THE POST-CLOSING ESCROW ACCOUNT. All Asserted Claims shall be made and resolved as follows:

                  (a) THIRD PARTY NOTIFICATION. Purchaser and MDC shall notify the Shareholders and the escrow agent under the Post-Closing Escrow Agreement of any Third Party Claim, within ten (10) days of receiving notice of such Third Party Claim, describing in reasonable detail the amount of and alleged basis for the Third Party Claim, with a copy of all documents in MDC's or Purchaser's possession relating to such Third Party Claim and any pleadings or other documents served on MDC by the third party (the "THIRD PARTY CLAIM NOTICE"). Within thirty (30) days after receipt of any Third Party Claim Notice (the "ELECTION

PERIOD"), the Shareholders shall notify MDC, the Purchaser and the escrow agent (i) whether the Shareholders dispute payment of the Third Party Claim from the Post-Closing Escrow Account, and (ii) whether the Shareholders desire, at the Shareholders' sole cost and expense, to defend MDC against any such Third Party Claim.

         (b) DEFENSE OF THIRD PARTY CLAIM BY THE SHAREHOLDERS. The provisions in this subparagraph (b) apply only if the aggregate amount specified by the claimant(s) of all Asserted Claims for which a Third Party Claim Notice or Direct Claim Notice has been given does not exceed the amount in the Post-Closing Escrow Account: If the Shareholders (acting through the Agent) notify MDC and Purchaser within the Election Period that the Shareholders dispute that the potential liability to Purchaser based on a Third Party Claim is payable from the Post-Closing Escrow Account, or that the Shareholders elect to assume the defense of the Third Party Claim, then the Shareholders shall have the right to negotiate a resolution of or defend such Third Party Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Post-Closing Escrow Account), which proceedings shall be prosecuted diligently by the Shareholders to a final conclusion or settled at the discretion of the Shareholders in accordance with this paragraph 18(b). The Shareholders shall have full control of such defense and proceedings, including any compromise or settlement thereof. MDC is hereby authorized during the Election Period, but prior to receipt of notice that the Shareholders elect to assume the defense of the Third Party Claim, to file any motion, answer, or other pleading that MDC reasonably shall deem necessary to file during such period to protect MDC's interests that is not unnecessarily prejudicial to the Shareholders (the cost and expense of which shall be payable from the Post-Closing Escrow Account). If requested by the Shareholders, MDC and Purchaser shall cooperate in defending against any Third Party Claim which the Shareholders elect to contest (the cost and expense of which shall be payable from the Post-Closing Escrow Account), including, without limitation, the making of a related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Notwithstanding anything in this paragraph 18(b) to the contrary, the Shareholders shall not, without the written consent of MDC, (x) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include the delivery by the claimant or plaintiff to MDC of a written release of MDC from all liability in respect of such action, suit or proceeding or (y) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect MDC.

         (c) DEFENSE OF THIRD PARTY CLAIM BY MDC. If the aggregate amount specified by the claimant(s) of all Asserted Claims for which a Third Party Claim Notice or Direct Claim Notice has been given exceeds the amount in the Post-Closing Escrow Account, or if the Shareholders fail to notify MDC, Purchaser and the Escrow Agent within the Election Period that the Shareholders elect to defend MDC pursuant to paragraph 18(a), or if the Shareholders elect to defend MDC pursuant to paragraph 18(a) but fail to diligently defend against or settle the Third Party Claim, then MDC shall have the right to defend the Third Party Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Post-Closing Escrow Account), which proceedings shall be diligently defended by MDC to a final nonappealable order of a court of competent jurisdiction or settled. MDC shall have full control of such defense and proceedings; PROVIDED, HOWEVER, that MDC may not enter into, without the Shareholders' written consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Shareholders have given a written notice to Purchaser, MDC and the escrow agent to the effect that the Shareholders dispute that the Third Party Claim is payable from the Post-Closing Escrow Account, then (i) if such dispute is resolved in favor of the Shareholders by final, nonappealable order of a court of competent jurisdiction (including an order on an arbitrator's decision), the cost and expense of MDC's defense shall be borne by MDC and shall not be payable from the Post-Closing Escrow Account and (ii) if such dispute is resolved in favor of MDC by final, nonappealable order of a court of competent jurisdiction (including an order on an arbitrator's decision), the cost and expense of MDC's defense shall be payable from the Post-Closing Escrow Account.

                  (d) DIRECT CLAIMS. If Purchaser should have a Direct Claim, Purchaser shall transmit to the Shareholders a written notice (the "DIRECT CLAIM NOTICE") describing in reasonable detail the nature of the Direct Claim, specifying the amount of damages attributable to such Direct Claim and how Purchaser calculated the damages, and the nature and basis of Purchaser's request for payment of the Direct Claim from the Post-Closing Escrow Account under this Agreement. If the Shareholders do not notify Purchaser in writing within forty-five (45) days from its receipt of the Direct Claim Notice that the Shareholders dispute such Direct Claim, the Direct Claim specified by Purchaser in the Direct Claim Notice shall be deemed payable from the Post-Closing Escrow Account. If the Shareholders have timely disputed such Direct Claim, as provided above, such dispute shall be determined in accordance with paragraph 20(n) of this Agreement.

                 (e) PAYMENT FROM POST-CLOSING ESCROW ACCOUNT. Payments of all amounts to be paid from the Post-Closing Escrow Account pursuant to paragraph 5(c) above shall be made as set forth in the Post-Closing Escrow Agreement.

                 (f) POST-CLOSING ESCROW AGREEMENT CONTROLS. In the event of any conflict between the Post-Closing Escrow Agreement and this Agreement, the Post-Closing Escrow Agreement shall control.

         19. SPECIAL LIABILITIES PAYABLE FROM THE SPECIAL LIABILITIES ESCROW ACCOUNT.

                  (a) MDC shall not have any recourse against the Shareholders after Closing with respect to the Special Liabilities, except to the Special Liabilities Escrow Account as provided in this Agreement. After Closing, the Shareholders shall have (i) in the case of programming and excess airtime capacity channel lease Special Liabilities, until the applicable statute of limitations expires six years after the programming in question was provided or the lease payments in question were due, for which payment has not been made, and (ii) in the case of personal property tax Special Liabilities, until the applicable statute of limitations expires on the date that is ten years after the end of the relevant tax year for which the taxes were not paid, to negotiate on behalf of MDC amounts to be paid in settlement or compromise of such programming, channel lease and personal property tax Special Liabilities. Any Special Liabilities not paid in full at the expiration of the period in which the Shareholders are required to negotiate on behalf of MDC amounts to be paid in settlement or compromise of such Special Liabilities (as summarized on Schedule 13(i)), and for which the holder of the claim has not filed suit, shall be deemed fully discharged as barred by the applicable statute of limitations. No funds will be disbursed from the Special
Liabilities Escrow account to Shareholders except as provided in paragraph
19(c).

                  (b) Funds shall be disbursed from the Special Liabilities Escrow Account to satisfy Special Liabilities as negotiated by the Shareholders. If a creditor asserts a claim against MDC that is a Special Liability, the procedures specified in paragraph 18 applicable to Third Party Claims shall apply; except that "Special Liabilities Escrow Account" is substituted for "Post-Closing Escrow Account" with respect to Third Party Claims that are Special Liabilities. If a monetary forfeiture has been issued against MDC by the FCC that is on appeal at Closing, which is not paid at Closing, such forfeiture shall be a Special Liability and shall be paid from the Special Liabilities Escrow Account only when the Shareholders determine not to pursue any further appeals.

                  (c) At the end of each calendar quarter after Closing, any amount remaining in the Special Liabilities Escrow Account in excess of the amount of Special Liabilities that have not been paid in full or fully discharged, shall be paid in the manner provided in paragraph 5(e). In no event will money be disbursed from the Special Liabilities Escrow Account and paid to the Shareholders if such payments would reduce the remaining amount in the Special Liabilities Escrow Account to an amount that is less than the amount of Special Liabilities that have not been paid in full or fully discharged. The Special Liabilities Escrow Agreement sets out more fully the agreement of the parties with respect to disbursement of funds from the Special Liabilities Escrow Account.

                  (d) In the event of any conflict between the Special Liabilities Escrow Agreement and this Agreement, the Special Liabilities Escrow Agreement shall control.

         20. MISCELLANEOUS PROVISIONS.

                  (a) NON-WAIVER. The failure by any party at any time to require performance of any provision of this Agreement, or to enforce a time deadline, shall not affect its right later to require such performance or to strictly enforce all other time deadlines. No waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or of the breach of any other term, covenant, representation, or warranty.

                  (b) NOTICES. All notices, requests, demands, or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

         IF TO THE SHAREHOLDERS:            Thor Mickelson
                                            P.O. Box 20550
                                            Albuquerque, NM 87154
                                            (Agent for the Shareholders)

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for MDC)

         IF TO MDC:                         Multimedia Development Corporation
                                            9500 Montgomery Blvd NE, Suite 121
                                            Albuquerque, NM 87111
                                            Attention: Walter K. Mickelson

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for MDC)

         IF TO PURCHASER:                   New West Resources, Inc.
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090


or to such other addresses as may be specified pursuant to notice given by either party in accordance with the provisions of this paragraph.

                  (c) COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (d) HEADINGS. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement.

                  (e) ENTIRE AGREEMENT. This Agreement represents the entire agreement between the parties. Purchaser acknowledges that it is relying solely on the representations and warranties in this Agreement, and its own due diligence. Except for the letter from Cap Rock Electric Cooperative, Inc. to MDC dated November 15, 1999, no prior oral or written agreements shall be binding and this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement. NWR acknowledges that the letter from Cap Rock Electric Cooperative, Inc. to MDC dated November 15, 1999 was a material inducement to the Shareholders to enter into this Agreement. This Agreement may be amended, modified, or supplemented only by mutual written consent of the parties hereto. If assignment is permitted, this Agreement shall be binding upon the successors, assigns, and transferees of the parties.

                  (f) ATTORNEY'S FEES. Each party is entitled to recover its reasonable attorney fees, costs, and expenses incurred by reason of enforcing its rights under this Agreement.

                  (g) COSTS AND EXPENSES. MDC shall be solely responsible for fees or commissions due to Daniels and Associates. Purchaser shall be solely responsible for any fees or commissions due to any broker retained by it. Except as may otherwise be expressly provided in this Agreement, each party shall pay all of its expenses, including attorney and other professional fees, in connection with the negotiation of this Agreement, the performance of their respective obligations under this Agreement, and the consummation of the transactions contemplated under this Agreement.

                  (h) DEADLINES FALLING ON WEEKENDS AND HOLIDAYS. If any time periods, deadlines, or dates contained or identified in this Agreement expire, fall on, or come due on a Saturday, Sunday, or legal holiday, then such time period, deadline, or date shall be deemed to be the nearest day thereafter that is not a Saturday, Sunday, or legal holiday.

                  (i) PRESS RELEASE. None of the parties will issue any press release or make any other public announcement concerning this Agreement or the transactions contemplated hereby without the consent of the other, except disclosures required by law.

                  (j) ACCESS TO DOCUMENTS AFTER THE CLOSING. Prior to the Closing Date, MDC has been a subchapter S corporation. For a period of at least four (4) years after the Closing Date, Purchaser shall maintain in its possession and intact all books and records of MDC relating to the ownership, use, occupancy, or operation of the Corporate Assets that may be relevant in an audit by any taxing authority with respect to the federal or state income tax liabilities of the Shareholders attributable to the operation of MDC prior to Closing. After the Closing Date, the Shareholders shall have access during normal business hours to inspect and copy all such records, upon reasonable request therefor, if and to the extent relevant to any tax liabilities of Shareholders arising from MDC's operations prior to Closing. Before any of the books, records, and files of MDC are disposed of relating to operations within the four year period prior to Closing, notice to such effect shall be given to the Shareholders who shall have an opportunity at their own cost and expense, to remove, within thirty (30) days after the date of such notice, and to retain, all or any part of such books, records and files.

                  (k) CERTAIN DISCLOSURES. In executing this Agreement, the Purchaser acknowledges that it has received and carefully reviewed the information provided by MDC and the Shareholders, including the information referred to in paragraph 6 and the Schedules attached to this Agreement. The Purchaser understands that the original issuance and sale of the Stock was not registered under the Securities Acts because MDC relied upon the availability of exemptions from the registration requirements of the Securities Acts, including exemptions which provide for issuance of securities in transactions not involving a public offering. To assure the continued availability of such exemptions, the Purchaser represents and warrants to, and covenants with, MDC and the Shareholders that it is acquiring the Stock for its own account, for investment and not with a view to the resale or distribution thereof, and that it has requested and received all information which it considers to be relevant to a decision to purchase the Stock.

                  (l) NOTICE REGARDING REPRESENTATION AND WARRANTIES. MDC, the Shareholders and Purchaser shall promptly inform the Other Party upon receiving any knowledge that any representation or warranty of the Other Party contained in this Agreement is not true and correct in any material respect.

                 (m) THOR L. MICKELSON AS ATTORNEY IN FACT FOR THE SHAREHOLDERS.

                           (i) The Shareholders hereby irrevocably appoint Thor
L. Mickelson as their agent and attorney in fact (and Walter K. Mickelson if Thor L. Mickelson should become unwilling or unable to so act) to make and implement decisions on behalf of the Shareholders with respect to any consents or notices that the Shareholders are required or permitted to give under this Agreement; negotiating and reaching any compromises or other agreements with respect to satisfaction or discharge of Special Liabilities pursuant to this Agreement or waiving such right(s); determining whether the Special Liabilities Escrow Account shall be established from the Cash Portion; exercising or waiving the rights of the Shareholders under paragraphs 18 and 19 of this Agreement (including the control of any litigation as contemplated by such paragraphs); executing on their behalf the escrow agreements for the Post-Closing Escrow Account and Special Liabilities Escrow Account; designating the escrow agent(s) to serve in connection with the Post-Closing Escrow Account and Special Liabilities Escrow Account; and giving escrow instructions on behalf of the Shareholders to any escrow agent as provided in this Agreement. Notwithstanding the above, Thor L. Mickelson shall have no authority to take any action or enter into any undertaking on behalf of any Shareholder other than himself, which imposes a personal liability or obligation on such other Shareholder. The Shareholders agree that Thor Mickelson shall be entitled to pay, or to reimbursement of, any out of pocket costs, including attorney's fees and costs (and gross receipts tax thereon), incurred in connection with Thor Mickelson's actions on behalf of the Shareholders as provided in this subparagraph (i). The Shareholders agree that such payment or reimbursement may be made from the first $150,000 of funds to be disbursed from the Special Liabilities Escrow Account.

                           (ii) Purchaser shall have the right to rely on Thor
L. Mickelson's authority to act on behalf of the Shareholders as provided in subparagraph (m)(i) above.

                           (iii) The Shareholders agree that Thor L. Mickelson
shall have broad discretion to exercise his good faith judgment with respect to the decisions he makes and actions he takes on behalf of the Shareholders in accordance with subparagraph (m)(i) above, and he shall have no liability to any of the other Shareholders arising out of or relating to such actions and decisions so long as he acts in good faith, whether or not the other Shareholders would have made the same decisions or believe more funds could have been recovered from the closing escrows.

                 (n) ARBITRATION.

                           (i) SUBMISSION TO ARBITRATION. Any issue,
controversy, or claim arising out of or relating to this Agreement or its alleged breach that is not resolved by mutual agreement of the parties, shall be resolved exclusively by final and binding arbitration by a panel of three arbitrators in Albuquerque, New Mexico, in accordance with the commercial arbitration rules of the AAA, and judgment on the award rendered by the panel may be entered by any court having jurisdiction thereof. The arbitrators shall be selected in accordance with the commercial arbitration rules of the AAA then prevailing, except as follows: (1) the AAA shall provide a list of seven and a list of eight proposed arbitrators to the parties, (2) the list of seven proposed arbitrators shall consist entirely of attorneys licensed to practice law in the State of New Mexico, with at least fifteen years of experience each in the private practice of law, (3) the parties shall then eliminate six of the designated names on the list of seven proposed arbitrators by alternately striking one, and the person whose name remains shall serve as one of the arbitrators, (4) the parties concurrently shall eliminate six of the designated names on the list of eight proposed arbitrators by alternately striking one, and the two persons whose names remain shall serve as the other two arbitrators, (5) the party demanding the arbitration shall make the first strike on the list of seven proposed arbitrators, and the other party shall make the first strike on the list of eight proposed arbitrators, and (6) if either party submits an affidavit to the AAA setting out the factual basis under which such party claims there is a genuine need to expedite the selection of arbitrators, the AAA shall impose short deadlines for alternate strikes designed to expedite the selection process. The arbitrators shall conduct the arbitration proceedings by giving considerable weight to any genuine need for an expedited resolution of the issues submitted to arbitration. MDC and NWR shall share equally the cost of the arbitrators.

                           (ii) Notwithstanding the above, prior to Closing,
either party may seek injunctive relief in any court of competent jurisdiction in Albuquerque, New Mexico. After Closing, all issues, controversies, and claims arising out of or relating to this Agreement or its alleged breach that are not resolved by mutual agreement of the parties, shall be resolved exclusively by final and binding arbitration as provided above.

                 (o) ASSIGNMENT. None of the parties may sell or assign their respective rights or interests under this Agreement, or delegate their respective duties under this Agreement without the prior written consent of the other parties in their sole discretion.

                 (p) SURVIVAL. The representations and warranties in this Agreement shall not survive beyond the 180-day period specified in paragraph 5(c) relating to the Post-Closing Escrow Account, except with respect to Third Party Claims and Direct Claims for which a Third Party Claim Notice or Direct Claim Notice was given prior to the expiration of such 180-day period.

                 (p) OTHER. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of New Mexico. Time is of the essence of this Agreement. All time deadlines in this Agreement may be strictly enforced. References in this Agreement to the extension of any time by which something is to occur, either by mutual consent of the parties or in the discretion of one the parties, does not modify any rights of either party to strictly enforce the times specified in this Agreement.

         IN WITNESS WHEREOF, the Shareholders, MDC and Purchaser have executed this Agreement as of the date first above written.

PURCHASER:                           MDC:

                                     MULTIMEDIA DEVELOPMENT NEW
WEST RESOURCES, INC.,                CORPORATION, a New
a Texas corporation                  Mexico corporation


By: /s/ John D. Parker               By: /s/ Walter K. Mickelson
   -------------------------            -----------------------------
   John D. Parker                       Walter K. Mickelson
   Its Vice President                   Its President
   Date signed: 2-8-00                  Date signed: 7 Feb 00

THE SHAREHOLDERS:

/s/ Walter K. Mickelson                 /s/ Lester Gutierrez
----------------------------            -----------------------------
WALTER K. MICKELSON                     LESTER GUTIERREZ
Date signed: 7 Feb 00                   Date signed: February 7, 2000

/s/ Hazel C. Mickelson                  /s/ Veronica Gutierrez
----------------------------            ----------------------------
HAZEL C. MICKELSON                      VERONICA GUTIERREZ
Date signed: 2-7-2000                   Date signed: February 7, 2000

/s/ Claude Simons                       /s/ Thor L. Mickelson
----------------------------            ----------------------------
CLAUDE (BILL) SIMONS                    THOR L. MICKELSON
Date signed: 2/8/00                     Date signed: 2/7/00

/s/ Terri Simons
----------------------------
TERRI SIMONS
Date signed: 2-8-00

                                LIST OF EXHIBITS

Exhibit A                  Closing Escrow Agreement
Exhibit B                  Post-Closing Escrow Agreement
Exhibit C                  Special Liabilities Escrow Agreement
Exhibit D                  Opinion Letter from MDC's counsel
Exhibit E                  Noncompetition Agreement
Exhibit F                  Opinion Letter from Purchaser's counsel



                                LIST OF SCHEDULES

All Schedules
Schedule 6(b)     NO VIOLATION OF LAWS.
Schedule 6(c)     LITIGATION.
Schedule 6(d)     FCC STATIONS.
Schedule 6(e)     OPERATION IN ACCORDANCE WITH FCC LICENSES AND AUTHORIZATIONS.
Schedule 6(f)     LEASES AND CONTRACTS.
Schedule 6(h)     LIENS.
Schedule 6(i)     THIRD PARTY APPROVALS.
Schedule 6(l)     PARTNERSHIP ORGANIZATION.
Schedule 6(o)     AUTHORITY TO DO BUSINESS.
Schedule 6(p)     TITLE TO AND CONDITION OF ASSETS.
Schedule 6(s)     EMPLOYEE CONTRACTS AND BENEFITS.
Schedule 6(x)     INDEBTEDNESS OF MDC TO THE SHAREHOLDERS TO BE PAID AT CLOSING.
Schedule 13(i)    SPECIAL LIABILITIES OUTSTANDING AS OF THE CLOSING DATE.

                   ESCROW AGREEMENT FOR CLOSING ESCROW ACCOUNT

         This Escrow Agreement (this "Agreement") is made as of February 7, 2000, by and among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (the "Shareholders"), New West Resources, Inc., a Texas corporation (the "Purchaser"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and US Bank National Association, (the "Escrow Agent").

         A. Pursuant to the Agreement for Sale and Purchase (the "Purchase Agreement") dated as of February 7, 2000 between and among the Shareholders, MDC and the Purchaser, the Purchaser has agreed to purchase all of the issued and outstanding Stock of MDC from the Shareholders for cash. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

         B. The Purchase Agreement requires the establishment of a Closing Escrow Account with respect to the Closing Funds, as defined in the Purchase Agreement.

         C. Escrow Agent is willing to hold, invest, administer and distribute the funds in the Closing Escrow Account in accordance with the terms of this Agreement.

         Now, therefore, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                             ARTICLE 1 - ESCROW FUND

1.1 APPOINTMENT AND ACCEPTANCE OF ESCROW AGENT. Shareholders and Purchaser hereby appoint Escrow Agent as escrow agent for the purposes and upon the terms and conditions set forth in this Agreement. Escrow Agent hereby accepts such appointment and agrees to act as escrow agent under this Agreement and to hold, invest and dispose of any funds received by it under this Agreement in accordance with the terms and conditions set forth in this Agreement.

1.2 RECEIPT OF EARNEST MONEY. Escrow Agent hereby acknowledges receipt of cash in the amount of $200,000 (such sum, together with such other sums delivered to the Escrow Agent pursuant to this Escrow Agreement, including the investments thereof and the cash income earned thereon, is hereafter called the "Closing Escrow Fund"). On or before the date that is fourteen (14) days after the Execution Date, Purchaser shall deposit an additional $300,000 in the Closing Escrow Fund, or, in lieu of a cash deposit, shall cause an irrevocable letter of credit to be issued by a national bank, in a form reasonably acceptable to the Agent (acting on behalf of the Shareholders), with the only requirement for drawing to be presentation by the Escrow Agent of a sight draft, and deposited with the Escrow Agent. The initial deposit

                                  EXHIBIT "A"
         of $200,000, and the additional $300,000 of earnest money to the extent made in cash, are referred to collectively as the "Cash Earnest Money." The total $500,000 that Purchaser is to provide as earnest money is hereafter referred to as the "Earnest Money."

1.3 RECEIPT OF CLOSING FUNDS. On the Closing Date, the Purchaser shall deposit into the Closing Escrow Fund by wire transfer in immediately available funds an additional amount so that, together with the Cash Earnest Money, the total of the funds deposited in the Closing Escrow Account is not less than the amount of the Cash Portion) (the Cash Earnest Money and such additional deposit shall be referred to as the "Closing Funds"). If Purchaser has previously caused to be issued a letter of credit pursuant to paragraph 1.2 of this Agreement, Purchaser may either (a) substitute cash for the letter of credit or (b) notify Escrow Agent in writing to draw on such letter of credit.

1.4 INVESTMENT AND DISTRIBUTION OF ESCROW FUND. Escrow Agent shall retain the Closing Escrow Fund subject to the terms and conditions of this Agreement, and is empowered and directed, upon receipt of written instructions signed by Thor L. Mickelson, as agent for the Shareholders, or any successor agent and attorney in fact for the Shareholders as provided in the Purchase Agreement (the "Agent"), to invest and reinvest such sum in such certificates of deposit, obligations of the United States of America or other investment grade debt securities (marketable debt securities having a Standard and Poors Rating of at least BBB) as the Agent shall direct. In the absence of investment instructions from the Agent, the Closing Escrow Fund shall be invested in United States treasury bills maturing not more than 90 days after purchase. Escrow Agent shall sell or redeem any or all of such investments from time to time to pay in cash any amount to be paid pursuant to Article 2 of this Agreement. All amounts and investments comprising the Closing Escrow Fund shall be registered in the name of the Escrow Agent, as escrow agent for the Shareholders and the Purchaser.

1.5 INCOME EARNED ON CLOSING ESCROW FUND. Income earned on the Closing Escrow Fund shall be deposited in the Closing Escrow Account. If the Earnest Money is to be disbursed to MDC pursuant to paragraph 17 of the Purchase Agreement, income earned on the Closing Escrow Funds shall be paid to MDC together with the principal on which the income was earned. If the Earnest Money is to be disbursed to Purchaser pursuant to paragraph 17 of the Purchase Agreement, income earned on the Earnest Money shall be paid to Purchaser together with the principal on which the income was earned. If Closing occurs, income earned on the Closing Escrow Fund shall be part of the Closing Escrow Fund. Purchaser shall be responsible for filing all necessary tax returns for any interest or income paid or attributed to it hereunder and shall pay any taxes thereon.

1.6 NO LIENS ON ESCROWED FUNDS. During the term of this Agreement, each of Shareholders and Purchaser agree to keep the Closing Escrowed Funds free and clear of all liens, claims, encumbrances, levies, garnishments or other attachments arising with respect to it.

                 ARTICLE 2 - DISBURSEMENT AND RELEASE OF ESCROW

2.1 TERMINATION PRIOR TO CLOSING. Pursuant to paragraph 17 of the Purchase Agreement, MDC or the Purchaser may terminate the Purchase Agreement prior to Closing under certain enumerated terms and conditions. If any party elects to terminate the Purchase Agreement prior to Closing, such party shall send a notice to the Escrow Agent substantially in the form of Exhibit A hereto setting forth the grounds for such termination and the requested disposition of the Earnest Money deposited in the Closing Escrow Fund. The Escrow Agent promptly shall forward a copy of such notice to each of the non-notifying parties (with any such notice to Shareholders forwarded to Agent). Upon expiration of ten (10) business days after forwarding such notice to the non-notifying parties, Escrow Agent shall pay the notifying party the amount of the Earnest Money (including delivery of the letter of credit, if any, to the notifying party) unless the Escrow Agent has received from either non-notifying party a written notice that such party in good faith disputes the grounds for termination and/or the proposed disposition of the Earnest Money (a "Dispute Notice"). The Dispute Notice shall set forth in reasonable detail the basis of the disputing party's position that the grounds for termination are not valid or the proposed disposition of the Earnest Money is not in accordance with the terms of the Purchase Agreement.

2.2 RESOLUTION OF DISPUTE NOTICE. Following receipt of a Dispute Notice, Escrow Agent shall not be required to release the Earnest Money except
         (a) upon a joint written direction of Agent (on behalf of the Shareholders), MDC and Purchaser or (b) upon an order or judgment of a court of competent jurisdiction with respect to disputes relating to the Purchase Agreement.

                           ARTICLE 3 - PAYMENT OF PURCHASE PRICE

3.1 On the Closing Date, Escrow Agent shall disburse the Closing Funds as follows:

         (1) First, to pay closing costs and broker commissions payable by MDC to Daniels and Associates;

         (2) Second, payment to Norwest Bank Minnesota, N.A. ("Norwest Bank") until the total outstanding indebtedness of MDC to Norwest Bank as of the Closing Date, as set forth on a written notice from Norwest Bank delivered to the Escrow Agent and approved in writing by Agent, has been paid;

         (3) Third, to fund the Post-Closing Escrow Account until such escrow has been funded in the total amount of $500,000 from any available source;

         (4) Fourth, the amount of Special Liabilities, as specified in a writing executed by Agent and Purchaser, shall be paid into a separate Special Liabilities Escrow Account;

         (5) Fifth, the total amount owed by MDC to Walter Mickelson, Hazel Mickelson and Thor Mickelson, pursuant to a sworn affidavit from Agent and against appropriate instruments of release reciting the receipt of such payments, shall be paid to Agent for Agent's distribution in proportion to the amounts of indebtedness owed by MDC to each of the Shareholders; and

         (6) Sixth, any remaining amount shall be paid to the Agent on behalf of the Shareholders for distribution by the Agent on a pro rata basis in proportion to their Stock ownership as provided in the Purchase Agreement.

                            ARTICLE 4 - ESCROW AGENT

4.1 COMPENSATION. All fees of Escrow Agent, as provided on Exhibit B attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be payable one half from the Closing Escrow Fund from time to time and one half from Purchaser.

4.2 LEGAL COUNSEL. Escrow Agent may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations under this Agreement, may rely upon the advice of such counsel or experts, and shall be reimbursed for the reasonable expense of such counsel or experts, the expense of which shall be borne one-half by MDC and one-half by Purchaser, to be paid from the Closing Escrow Fund either at Closing or at the time of termination prior to Closing.

4.3 RESIGNATION. Escrow Agent may resign from its duties hereunder at any time by giving written notice of such resignation to Purchaser, MDC and Shareholders (by forwarding the notice to Agent) specifying a date (not less than thirty (30) days after giving of such notice) when such resignation shall take effect; provided, in any event, such resignation shall not be effective until the successor to Escrow Agent has been appointed and accepted the Closing Escrow Fund. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of Agent (on behalf of the Shareholders), MDC and Purchaser, such successor escrow agent to become Escrow Agent hereunder upon the resignation date specified in such notice. Escrow Agent shall continue to serve until its successor accepts and receives the Closing Escrow Fund.

4.4 LIABILITY. Escrow Agent undertakes to perform only such duties as are specifically set forth in this Agreement. Escrow Agent acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any act or omission by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice. instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and (ii) the advice of counsel retained by it.

4.5 CONTROVERSIES. If any controversy arises between or among Shareholders, MDC and/or Purchaser, or with any third person with respect to the subject matter of this Agreement, Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event Escrow Agent shall not be liable for interest or damage; provided that with respect to any controversy between among Shareholders, MDC and/or Purchaser, Escrow Agent shall, at all times, have full right and authority to pay over and disburse the Closing Escrow Fund in accordance with the joint written instructions signed by Agent (on behalf of the Shareholders), MDC and Purchaser.

4.6 DISCHARGE OF ESCROW AGENT. Escrow Agent agrees that Agent (on behalf of the Shareholders) and Purchaser may, by mutual written agreement at any time, remove Escrow Agent as escrow agent under this Agreement, and substitute any bank or trust company therefor, in which event, upon receipt of such written notice thereof, payment of any accrued but unpaid fees, and reimbursement of Escrow Agent's other fees and expenses from the Closing Escrow Fund in accordance with paragraph 4.1 of this Agreement, Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and Escrow Agent shall thereafter be discharged from liability under this Agreement.

4.7 TERM. This Agreement will terminate upon the transfer of all of the Closing Escrow Fund by Escrow Agent pursuant to the terms of this Agreement.

                            ARTICLE 5 - MISCELLANEOUS

5.1 NOTICES. Any notices or other communication require to be sent or given under this Agreement by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below at such other addresses as may be furnished in writing.

         If to the Shareholders:            Thor Mickelson
                                            P.O. Box 20550
                                            Albuquerque, NM 87154
                                            (Agent for the Shareholders)

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for MDC)

         If to MDC:                         Multimedia Development Corporation
                                            9500 Montgomery Blvd NE, Suite 121
                                            Albuquerque, NM 87111
                                            Attention: Walter K. Mickelson

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for MDC)

         If to Purchaser:                   New West Resources, Inc.
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090

         If to Escrow Agent:                US Bank
                                            Corporate Trust Services
                                            950 17th Street, Suite 650
                                            Denver, CO 80202
                                            Attention: Adam Dalmy

         Any party may send any notice hereunder to the intended recipient at the address or facsimile number set forth above using any other means (including messenger service, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless in writing and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

5.2 EXPENSES. Except as otherwise provided in this Agreement, each party shall be responsible for its own costs and expenses with respect to matters involving this Agreement.

5.3 HEADINGS. The article, section or paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof

5.4 SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid an enforceable application thereof, and each such provision shall be deemed to be effective, in the manner and to the fullest extent permitted by law.

5.5 CONSTRUCTION AND EXCLUSIVE JURISDICTION. This Agreement, and the rights and duties of the parties hereto, shall be determined in accordance with the laws of the State of New Mexico. The parties to this Agreement agree that any dispute arising under this Agreement shall be resolved in the manner set forth in the Purchase Agreement, or to the extent not governed by the Purchase Agreement, in a proceeding in state or federal court in the State of New Mexico. The parties hereby consent to the exclusive jurisdiction of such courts to decide any such dispute arising under or relating to this Agreement.

5.6. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

5.7 AMENDMENT AND WAIVERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Agent, MDC, Purchaser and the Escrow Agent. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

5.8 ATTORNEY'S FEES. In the event of dispute between or among Shareholders, MDC and/or Purchaser regarding the distribution of the Closing Escrow Fund, upon the issuance of a final, non-appealable order or judgment by a court of competent jurisdiction, the prevailing party's legal fees and related expenses shall be paid by the non-prevailing party or parties. The determination of which party is the "prevailing" party shall be made by the court issuing such final, non-appealable order or judgment.

         IN WITNESS WHEREOF, the parties hereunto have signed this Agreement as of the date first above written.


                                                     ---------------------------
                                                     WALTER K. MICKELSON

                                                     ---------------------------
                                                     HAZEL C. MICKELSON

                                                     ---------------------------
                                                     LESTER GUTIERREZ

                                                     ---------------------------
                                                     VERONICA GUTIERREZ

                                                     ---------------------------
                                                     THOR MICKELSON

                                                     ---------------------------
                                                     CLAUDE (BILL) SIMONS

                                                     ---------------------------
                                                     TERRI SIMONS

                                                     NEW WEST RESOURCES, INC.

                                                     By:
                                                        ------------------------
                                                        John D. Parker
                                                        Its Vice President

                                                     MULTIMEDIA DEVELOPMENT
                                                     CORPORATION

                                                     By:
                                                        ------------------------
                                                        Walter K. Mickelson
                                                        Its President

                                                    US BANK NATIONAL ASSOCIATION


                                                     By:
                                                        ------------------------
                                                        Print name:
                                                        Print title:

                                                                       EXHIBIT A

                               TERMINATION NOTICE

To:      US Bank National Association., as Escrow Agent

Re: Escrow Agreement for Closing Escrow Account (the "Escrow Agreement") dated December ____ , 1999, by and among Walter K. Mickelson and Hazel
         C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (the "Shareholders"), New West Resources, Inc., a Texas corporation (the "Purchaser"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and US Bank National Association.. (the "Escrow Agent").

         This notice is given pursuant to Section 2.1 of the Escrow Agreement. The undersigned in good faith acknowledges and agrees that the Purchase Agreement (as defined in the Escrow Agreement) is hereby terminated in accordance with Section 17( ) thereof by reason of the following:

         The undersigned further acknowledges and agrees that the undersigned has no further rights under the Purchase Agreement against any of the other parties to the Purchase Agreement. The undersigned directs the Escrow Agent to pay the Earnest Money (as defined in the Escrow Agreement) pursuant to the Purchase Agreement as follows:

Dated
      --------------------------                   ----------------------------
                                                   [By
                                                      -------------------------
                                                   Its                         ]
                                                      -------------------------

                                 EXHIBIT "A"

                                                                       EXHIBIT B

                                   ESCROW FEES

Setup fees                  500.00
Administration fees       1,750.00
                         ---------
TOTAL                    $2,250.00
                         =========

                ESCROW AGREEMENT FOR POST-CLOSING ESCROW ACCOUNT

         This Escrow Agreement (this "Agreement") is made as of February 7, 2000, by and among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (the "Shareholders"), New West Resources, Inc., a Texas corporation (the "Purchaser"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and ___________________.(the "Escrow Agent").

         A. Pursuant to the Agreement for Sale and Purchase (the "Purchase Agreement") dated as of February 7, 2000 between and among the Shareholders, MDC and the Purchaser, the Purchaser has agreed to purchase all of the issued and outstanding Stock of MDC from the Shareholders for cash. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement..

         B. The Purchase Agreement requires the establishment of a Post-Closing Escrow Account as collateral to support damages incurred by Purchaser arising from breach of any representations, warranties and indemnities given by MDC and Shareholders to Purchaser under the Purchase Agreement.

         C. Escrow Agent is willing to hold, invest, administer and distribute funds in the Post Closing Escrow Account in accordance with the terms of this Agreement.

         Now, therefore, in consideration of the mutual promises made in this Agreement, and in consideration of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                             ARTICLE 1 - ESCROW FUND

1.1 APPOINTMENT AND ACCEPTANCE OF ESCROW AGENT. Shareholders and Purchaser hereby appoint Escrow Agent as escrow agent for the purposes and upon the terms and conditions set forth in this Agreement. Escrow Agent hereby accepts such appointment and agrees to act as escrow agent under this Agreement and to hold, invest and dispose of any funds received by it under this Agreement in accordance with the terms and conditions set forth in this Agreement.

1.2 RECEIPT OF ESCROW FUND. Escrow Agent hereby acknowledges receipt of cash in the amount of $500,000 (such sum, including the investments thereof and the cash income earned thereon, is hereafter called the "Post-Closing Escrow Fund").

1.3 INVESTMENT AND DISTRIBUTION OF ESCROW FUND. Escrow Agent shall retain the Post-Closing Escrow Fund subject to the terms and conditions of this Agreement, and is empowered and directed, upon receipt of written instructions signed by Thor L. Mickelson, as agent for the

                                      EXHIBIT "B"

         Shareholders, or any successor agent and attorney in fact for the Shareholders as provided in the Purchase Agreement (the "Agent"), to invest and reinvest such sum in such certificates of deposit, obligations of the United States of America or other investment grade debt securities (marketable debt securities having a Standard and Poors Rating of at least BBB) as the Agent shall direct. In the absence of investment instructions from the Agent, the Post-Closing Escrow Fund shall be invested in United States treasury bills maturing not more than 90 days after purchase. Escrow Agent shall sell or redeem any or all of such investments from time to time to pay in cash any amount to be paid pursuant to Article 2 of this Agreement. All amounts and investments comprising the Post-Closing Escrow Fund shall be registered in the name of the Escrow Agent, as escrow agent for the Shareholders and the Purchaser.

1.4 INCOME EARNED ON POST-CLOSING ESCROW FUND. Income earned on the Post-Closing Escrow Fund shall be paid to Agent on behalf of the Shareholders as of the first day of each month. Shareholders shall be responsible for filing all necessary tax returns for any interest or income paid or attributed to it hereunder and shall pay any taxes thereon.

1.5 NO LIENS ON ESCROWED FUNDS. During the term of this Agreement, each of Shareholders and Purchaser agree to keep the Post-Closing Escrow Funds free and clear of all liens, claims, encumbrances, levies, garnishments or other attachments arising with respect to it.

                  ARTICLE 2 - DISBURSEMENT AND RELEASE OF ESCROW

2.1      CLAIMS PAYABLE FROM THE POST-CLOSING ESCROW ACCOUNT

         (a) THIRD PARTY NOTIFICATION. Purchaser and MDC shall notify the Shareholders (by forwarding the notice to Agent) and the Escrow Agent of any Third Party Claim (as defined in the Purchase Agreement), within ten (10) days of receiving written notice of such Third Party Claim, describing in reasonable detail the amount of and alleged basis for the Third Party Claim, with a copy of all documents in Purchaser's possession relating to such Third Party Claim and any pleadings or other documents served on MDC by the third party (the "Third Party Claim Notice"). Within thirty (30) days after receipt of any Third Party Claim Notice (the "Election Period"), the Shareholders (acting through Agent) shall notify MDC, Purchaser and the Escrow Agent (i) whether the Shareholders dispute payment of the Third Party Claim from the Post-Closing Escrow Account, and (ii) whether the Shareholders desire, at the Shareholders' sole cost and expense, to defend MDC against any such Third Party Claim.

         (b) DEFENSE OF THIRD PARTY CLAIM BY THE SHAREHOLDERS. The provisions in this subparagraph (b) apply only if the aggregate amount specified by the claimant(s) of all Asserted Claims for which a Third Party Claim Notice or Direct Claim Notice has been given does not exceed the amount in the Post-Closing Escrow Account. If the Shareholders (acting through Agent) notify Purchaser and MDC within the Election Period that the Shareholders dispute that the potential liability to Purchaser based on a Third Party Claim is payable from the Post-Closing
                  Escrow Account, or that the Shareholders elect to assume the defense of the Third Party Claim, then the Shareholders shall have the right to negotiate a resolution of or defend such Third Party Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Post-Closing Escrow Account), which proceedings shall be prosecuted diligently by the Shareholders to a final conclusion or settled at the discretion of the Shareholders in accordance with this paragraph 2.1(b). The Shareholders shall have full control of such defense and proceedings, including any compromise or settlement thereof. MDC is hereby authorized during the Election Period, but prior to receipt of written notice that the Shareholders elect to assume the defense of the Third Party Claim, to file any motion, answer, or other pleading that MDC reasonably shall deem necessary to file during such period to protect MDC's interests that is not unnecessarily prejudicial to the Shareholders (the cost and expense of which shall be payable from the Post-Closing Escrow Account). If requested by the Shareholders, MDC and Purchaser shall cooperate in defending against any Third Party Claim which the Shareholders elect to contest (the cost and expense of which shall be payable from the Post-Closing Escrow
                  Account), including, without limitation, the making of a related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any person. Notwithstanding anything in this paragraph 2.l(b) to the contrary, the Shareholders shall not, without the written consent of MDC, (x) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include the delivery by the claimant or plaintiff to MDC of a written release of MDC from all liability in respect of such action, suit or proceeding or (y) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect MDC.

         (c) DEFENSE OF THIRD PARTY CLAIM BY MDC. If the aggregate amount specified by the claimant(s) of all Asserted Claims for which a Third Party Claim Notice or Direct Claim Notice has been given exceeds the amount in the Post-Closing Escrow Account, or if the Shareholders fail to notify MDC, the Purchaser and the Escrow Agent within the Election Period that the Shareholders elect to defend MDC pursuant to paragraph 2.1(a), or if the Shareholders elect to defend MDC pursuant to paragraph 2.1(a) but fail to diligently defend against or settle the Third Party Claim, then MDC shall have the right to defend the Third Party Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Post-Closing Escrow Account), which proceedings shall be diligently defended by MDC to a final nonappealable order of a court of competent jurisdiction or settled, MDC shall have full control of such defense and proceedings; PROVIDED, HOWEVER, that MDC may not enter into, without the Shareholders' written consent, which shall not be unreasonably withheld, any compromise or settlement of such Third Party Claim. Notwithstanding the foregoing, if the Shareholders have given a written notice to Purchaser, MDC and the Escrow Agent to the effect that the Shareholders dispute that the Third Party Claim is payable from the Post-Closing Escrow Account, then (i) if such dispute is resolved in favor of the Shareholders by final, nonappealable order of a court of competent jurisdiction (including an order on an arbitrator's decision), the cost and expense of MDC's defense shall be borne by MDC and shall not be payable from the Post-Closing Escrow Account and (ii) if such dispute is resolved in favor of MDC by final, nonappealable order of a court of competent jurisdiction (including an order on an arbitrator's decision), the cost and expense of MDC's defense shall be payable from the Post-Closing Escrow Account.

         (d) DIRECT CLAIMS. If Purchaser should have a Direct Claim, Purchaser shall transmit to the Shareholders (by forwarding it to Agent) and the Escrow Agent a written notice (the "Direct Claim Notice") describing in reasonable detail the nature of the Direct Claim, specifying the amount of damages attributable to such Direct Claim and how Purchaser calculated the damages, and the nature and basis of Purchaser's request for payment of the Direct Claim from the Post-Closing Escrow Account under this Agreement. If the Shareholders do not notify Purchaser and the Escrow Agent in writing within forty five (45) days from its receipt of the Direct Claim Notice that the Shareholders dispute such Direct Claim, the Direct Claim specified by Purchaser in the Direct Claim Notice shall be deemed payable from the Post-Closing Escrow Account. If the Shareholders (acting through the Agent) have timely disputed such Direct Claim, as provided above, such dispute shall be determined in accordance with paragraph 20(n) of the Purchase Agreement.

         (e) PAYMENT FROM POST-CLOSING ESCROW ACCOUNT. Payments of all amounts to be paid from the Post-Closing Escrow Account pursuant to this paragraph and paragraph 5(c) of the Purchase Agreement, shall be made by the Escrow Agent in accordance with a written notice to Escrow Agent and within thirty (30) days after Escrow Agent's receipt of such notice, as follows:
                  (i) upon written notice by Purchaser to the Escrow Agent (which Escrow Agent shall promptly forward to Agent) of the Shareholders' failure to timely respond to a Direct Claim Notice or Third Party Claim Notice, specifying the amount to be disbursed and to whom as a result of such failure to respond, if Escrow Agent does not receive a written objection from Agent within ten (10) business days after Escrow Agent forwarded such notice to Agent; (ii) upon written notice to the Escrow Agent by Agent or Purchaser (which Escrow Agent shall promptly forward to the party that did not give such notice (the "Other Party") of resolution of any Asserted Claim by agreement of the Shareholders (acting through the Agent) and Purchaser, specifying the amount to be disbursed and to whom as a result of such agreement, if Escrow Agent does not receive a written objection from the Other Party within ten
                  (10) business days after Escrow Agent forwarded such notice to the Other Party, (iii) upon written notice to the Escrow Agent by Agent or Purchaser (which Escrow Agent shall promptly forward to the Other Party) of the expiration of the period for appeal of a final adjudication of any dispute as to whether or in what amount, the Claim is payable from the Post-Closing Escrow Account, specifying the amount to be disbursed and to whom as a result of such dispute resolution, if Escrow Agent does not receive a written objection from the Other Party within ten business (10) days after Escrow Agent forwarded such notice to the Other Party; (iv) upon written notice by Agent or Purchaser (which Escrow Agent shall promptly forward to Other Party) with respect to a Claim based on a Third Party Claim of the settlement of the Third Party Claim, or the expiration of the period for appeal of a final adjudication of such Third Party Claim, specifying the amount to be disbursed and to whom as a result of such settlement or expiration of the appeal period, if Escrow Agent does not receive a written objection from the Other Party within ten business (10) days after Escrow Agent forwarded such notice to the Other Party; (vi) upon written notice by Agent (which Escrow Agent shall promptly forward to Purchaser of the amount to be disbursed to Agent under paragraph 5(c) of the Purchase Agreement, if Escrow Agent does not receive a written objection from the Purchaser within ten business (10) days after Escrow Agent forwarded such notice to Purchaser; or
                  (vii) upon written notice to the Escrow Agent by the Agent and Purchaser directing the disbursement of funds from the Post-Closing Escrow Account. Any notice objecting to disbursement of funds from the Post-Closing Escrow Account shall state in reasonable detail the grounds for the objection

2.2 DISBURSEMENT OF BALANCE OF POST-CLOSING ESCROW ACCOUNT. If and to the extent that any portion of the Post-Closing Escrow Account has not been applied in payment of damages incurred by Purchaser, the balance remaining shall be disbursed by the Escrow Agent first to Agent, on behalf of Walter Mickelson, Hazel Mickelson and Thor Mickelson, to the extent he or she has not received payment in full from the Closing Escrow Account or the Special Liabilities Escrow Account of the indebtedness or other obligations listed on Schedule 6(x) to the Purchase Agreement, in the amount owed by MDC to him or her at Closing (pursuant to an affidavit of such party), and then to Agent on behalf of the Shareholders, in proportion to the amount of their Stock immediately prior to Closing, as follows:

                  (a) ninety (90) days after Closing, 50% of the remaining principal balance of the Post-Closing Escrow Account, less the amount of any Claims asserted by Purchaser in a Third Party Claims Notice or Direct Claims Notice given to the Escrow Agent by that date that have not been paid, shall be disbursed by the Escrow Agent; and

                  (b) one hundred eighty (180) days after Closing, the remaining balance in the Post-Closing Escrow Account, less the amount of any Claims asserted by Purchaser in a Third party Claims Notice or Direct Claims Notice given to the Escrow Agent by that date that have not been paid or otherwise resolved in accordance with Paragraph 2.1 of this Agreement, shall be disbursed by the Escrow Agent; and

                  (c) In the case of Claims asserted by Purchaser in a Third Party Claims Notice given by that date that have not been paid or otherwise resolved within 180 days of Closing, the balance of the Post-Closing Escrow Account that is not disbursed as a result of such claims shall be held in the Post-Closing Escrow Account until the Third Party Claim or Direct Claim (as applicable) is fully satisfied or otherwise discharged pursuant to Paragraph 2.1 above.

                            ARTICLE 3 - ESCROW AGENT

3.1 COMPENSATION. All fees of Escrow Agent, as provided on Exhibit A attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be payable one half by Shareholders to be paid from the Post-Closing Escrow Fund from time to time, and one-half by Purchaser.

3.2 LEGAL COUNSEL. Escrow Agent may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations under this Agreement, may relay upon the advice of such counsel or experts, and shall be reimbursed for the reasonable expense of such counsel or experts payable one-half by Shareholders to be paid from the Post-Closing Escrow Fund from time to time and one-half by Purchaser.

3.3 RESIGNATION. Escrow Agent may resign from its duties under this Agreement at any time by giving written notice of such resignation to Purchaser, MDC and Shareholders (by forwarding notice to the Agent) specifying a date (not less than thirty (30) days after giving of such notice) when such resignation shall take effect; provided, in any event, such resignation shall not be effective until the successor to Escrow Agent has been appointed and accepted the Post-Closing Escrow Fund. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of Shareholders (acting through the Agent), MDC and Purchaser, such successor escrow agent to become Escrow Agent under this Agreement upon the resignation date specified in such notice. Escrow Agent shall continue to serve until its successor accepts and receives the Post-Closing Escrow Fund.

3.4 LIABILITY. Escrow Agent undertakes to perform only such duties as are specifically set forth herein. Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any act or omission by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and
         (ii) the advice of counsel retained by it.

3.5 CONTROVERSIES. If any controversy arises among Shareholders, MDC or Purchaser, or with any third person with respect to the subject matter of this Agreement, Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage; provided that with respect to any controversy among Shareholders, MDC or Purchaser, Escrow Agent shall, at all times, have full right and authority to pay over and disburse the Post-Closing Escrow Fund in accordance with the joint written instructions signed by Agent, MDC and Purchaser.

3.6 DISCHARGE OF ESCROW AGENT. Escrow Agent agrees that Shareholders (acting through the Agent) and Purchaser may, by mutual written agreement at any time, remove Escrow Agent as escrow agent under this Agreement, and substitute any bank or trust company therefor, in which event, upon receipt of such written notice thereof, payment of any accrued but unpaid fees, and reimbursement of Escrow Agent's other fees and expenses from the Post Closing Escrow Fund in accordance with paragraph 4.1 hereof, Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and Escrow Agent shall thereafter be discharged from liability under this Agreement.

3.7 TERM. This Agreement will terminate upon the transfer of all of the Post-Closing Escrow Fund by Escrow Agent pursuant hereto.

                            ARTICLE 4 - MISCELLANEOUS

4.1 NOTICES. Any notices or other communication require to be sent or given under this Agreement by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below at such other addresses as may be furnished in writing.

         If to Shareholders:                Thor Mickelson
                                            P.O. Box 20550
                                            Albuquerque, NM 87154

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for Agent)

         If to MDC:                         Multimedia Development Corporation
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090

         If to Purchaser:                   New West Resources, Inc.
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090

         If to Escrow Agent:
                                            ---------------------------------

                                            ---------------------------------

                                            ---------------------------------
                                            Attention:
                                                       ----------------------

         Any party may send any notice under this Agreement to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims or other communications under this Agreement are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

4.2 EXPENSES. Except as otherwise provided in this Agreement, each party shall be responsible for its own costs and expenses with respect to matters involving this Agreement.

4.3 HEADINGS. The section, paragraph and article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof.

4.4 SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid an enforceable application thereof, and each such provision shall be deemed to be effective, in the manner and to the fullest extent permitted by law.

4.5 CONSTRUCTION AND EXCLUSIVE JURISDICTION. This Agreement, and the rights and duties of the parties hereto shall be determined, in accordance with the laws of the State of New Mexico. The parties to this Agreement agree that any dispute arising under this Agreement shall be resolved in the manner set forth in the Purchase Agreement, or to the extent not governed by the Purchase Agreement, in a proceeding in state or federal court in the State of New Mexico. The parties hereby consent to the exclusive jurisdiction of such courts to decide any dispute arising under or relating to this Agreement.

4.6. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

4.7 AMENDMENT AND WAIVERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Agent, MDC, Purchaser and the Escrow Agent. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.8 ATTORNEYS' FEES. In the event of dispute between or among Shareholders, MDC and/or Purchaser regarding the distribution of the Post-Closing Escrow Fund, upon the issuance of a final, non-appealable order or judgement by a court of competent jurisdiction, the prevailing party's legal fees and related expenses shall be paid by the non-prevailing party or parties. The determination of which party is the "prevailing" party shall be made by the court issuing such final, non-appealable order or judgment.

         IN WITNESS WHEREOF, the parties hereunto have signed this Agreement as of the date first above written.

                                                     ---------------------------
                                                     WALTER K. MICKELSON

                                                     ---------------------------
                                                     HAZEL C. MICKELSON

                                                     ---------------------------
                                                     LESTER GUTIERREZ

                                                     ---------------------------
                                                     VERONICA GUTIERREZ

                                                     ---------------------------
                                                     CLAUDE (BILL) SIMONS

                                                     ---------------------------
                                                     TERRI SIMONS


                                                     NEW WEST RESOURCES, INC.


                                                     By:
                                                        ------------------------
                                                        John D. Parker
                                                        Its Vice President

                                                     MULTIMEDIA DEVELOPMENT
                                                     CORPORATION

                                                     By:
                                                        ------------------------
                                                        Walter K. Mickelson
                                                        Its President


                                                     ---------------------------

                                                     By:
                                                    Its
                                                       -------------------------

                                                                   EXHIBIT A

                                   ESCROW FEES

             ESCROW AGREEMENT FOR SPECIAL LIABILITIES ESCROW ACCOUNT

         This Escrow Agreement (this "Agreement") is made as of February 7, 2000, by and among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (the "Shareholders"), New West Resources, Inc., a Texas corporation (the "Purchaser"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and ________________.(the "Escrow Agent").

         A. Pursuant to the Agreement for Sale and Purchase (the "Purchase Agreement") dated as of February 7, 2000 between and among the Shareholders, MDC and the Purchaser, the Purchaser has agreed to purchase all of the issued and outstanding stock of MDC from the Shareholders for cash. Capitalized terms used herein without definition shall have the meanings set forth in the Purchase Agreement.

         B. The Purchase Agreement requires the establishment of a Special Liabilities Escrow Account with respect to the amount of the outstanding Special Liabilities (as defined in the Purchase Agreement) outstanding as of Closing.

         C. Escrow Agent is willing to hold, invest, administer and distribute such funds in accordance with the terms of this Agreement.

         Now, therefore, in consideration of the mutual promises made in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                             ARTICLE 1 - ESCROW FUND

1.1 APPOINTMENT AND ACCEPTANCE OF ESCROW AGENT. Shareholders and Purchaser hereby appoint Escrow Agent as escrow agent for the purposes and upon the terms and conditions set forth in this Agreement. Escrow Agent hereby accepts such appointment and agrees to act as escrow agent under this Agreement and to hold, invest and dispose of any funds received by it under this Agreement in accordance with the terms and conditions set forth in this Agreement.

1.2 RECEIPT OF ESCROW FUND. Escrow Agent hereby acknowledges receipt of cash in the amount of $_________ (such sum, including the investments thereof and the cash income earned thereon, is hereafter called the "Special Liabilities Escrow Fund").

1.3 INVESTMENT AND DISTRIBUTION OF ESCROW FUND. Escrow Agent shall retain the Special Liabilities Escrow Fund subject to the terms and conditions of this Agreement, and is empowered and directed, upon receipt of written instructions signed by Thor L. Mickelson, as agent and attorney in fact for the Shareholders, or any successor agent and attorney in fact

                                          EXHIBIT "C"
         for the Shareholders as provided in the Purchase Agreement (the "Agent"), to invest and reinvest such sum in such certificates of deposit, obligations of the United States of America or other investment grade debt securities (marketable debt securities having a Standard and Poors Rating of at least BBB) as the Agent shall direct. In the absence of investment instructions from the Agent, the Special Liabilities Escrow Fund shall be invested in United States treasury bills maturing not more than 90 days after purchase. Escrow Agent shall sell or redeem any or all of such investments from time to time to pay in cash any amount to be paid pursuant to Article 2 of this Agreement. All amounts and investments comprising the Special Liabilities Escrow Fund shall be registered in the name of the Escrow Agent, as escrow agent for the Shareholders and the Purchaser.

1.4 INCOME EARNED ON SPECIAL LIABILITIES ESCROW FUND. Income earned on the Special Liabilities Escrow Fund shall be paid to Agent on behalf of the Shareholders as of the first day of each calendar month. Shareholders shall be responsible for filing all necessary tax returns for any interest or income paid or attributed to it hereunder and shall pay any taxes thereon.

1.5 NO LIENS ON ESCROWED FUNDS. During the term of this Agreement, each of Shareholders and Purchaser agree to keep the Special Liabilities Escrow Funds free and clear of all liens, claims, encumbrances, levies, garnishments or other attachments arising with respect to it.

                 ARTICLE 2 - DISBURSEMENT AND RELEASE OF ESCROW

2.1      SPECIAL LIABILITIES PAYABLE FROM THE SPECIAL LIABILITIES ESCROW
         ACCOUNT.

         (a) SPECIAL LIABILITIES. The Special Liabilities will be set forth on Schedule 13(i) to the Purchase Agreement and will be attached as Exhibit A hereto, and are subdivided thereon into four types of potential claims: (i) Programming Liabilities,
                  (ii) Excess Airtime Capacity Channel Lease Liabilities, (iii) Personal Property Tax Liabilities, and (iv) any and all monetary forfeitures issued by the FCC against MDC that is on appeal at Closing, and is treated as part of the Special Liabilities in accordance with paragraph 6(e) of the Purchase Agreement ("FCC Monetary Forfeitures"). In the case of Programming Liabilities and Excess Airtime Capacity Channel Lease Liabilities, until six years after the programming in question was provided or the lease payments in question were due, for which payment has not been made, and (ii) in the case of Personal Property Tax Liabilities, until the date that is ten years after the end of the relevant tax year for which the taxes were not paid, the Shareholders by and through the Agent shall have the exclusive right to negotiate on behalf of MDC amounts to be paid, if any, in settlement or compromise of the Special Liabilities. In the case of FCC Monetary Forfeitures, the Shareholders by and through the Agent shall have the exclusive right to direct the appeal and negotiate on behalf of MDC amounts to be paid, if any, in settlement or compromise. Any Special Liabilities not paid in full at the expiration of the period in which the Shareholders have the exclusive right to negotiate on behalf of MDC, and for which the holder of the claim has not filed suit (whether or not any settlement or compromise has been reached) shall be deemed fully discharged and the portion of the Special Liabilities Escrow Account with respect thereto shall be deemed payable as set forth in Paragraph 2.2 below.

         (b) THIRD PARTY NOTIFICATION. MDC shall notify the Shareholders (by forwarding the notice to Agent) and the Escrow Agent of the initiation any legal proceeding by a party against MDC for payment of a Special Liability (a "Special Liabilities Claim") within ten (10) days of receiving written notice of such proceeding, with copies of any pleadings or other documents served on MDC by the third party (the "Special Liabilities Claim Notice"). Within thirty (30) days after receipt of any Special Liabilities Claim Notice (the "Election Period"), the Shareholders, by and through the Agent, shall notify Purchaser, MDC and the Escrow Agent (i) whether the Shareholders dispute payment of the Special Liabilities Claim from the Special Liabilities Escrow Account, and (ii) whether the Shareholders desire, at the Shareholders' sole cost and expense, to defend MDC against any such Special Liabilities Claim.

         (c) DEFENSE OF THIRD PARTY CLAIM BY THE SHAREHOLDERS. If the Shareholders (acting through the Agent) notify Purchaser and MDC within the Election Period that the Shareholders dispute that the potential liability to MDC based on a Special Liabilities Claim is payable from the Special Liabilities Escrow Account, or that the Shareholders elect to assume the defense of the Special Liabilities Claim, then the Shareholders acting by and through the Agent shall have the exclusive right to negotiate a resolution of or defend such Special Liabilities Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Special Liabilities Escrow Account), which proceedings shall be prosecuted diligently by the Shareholders to a final conclusion or settled at the discretion of the Shareholders in accordance with this paragraph 2.1(c). The Shareholders shall have exclusive control of such defense and proceedings, including any compromise or settlement thereof. MDC is hereby authorized during the Election Period, but prior to receipt of written notice that the Shareholders elect to assume the defense of the Special Liabilities Claim, to file any motion, answer, or other pleading that MDC reasonably shall deem necessary to file during such period to protect MDC's interests that is not unnecessarily prejudicial to the Shareholders (the cost and expense of which shall be payable from the Special Liabilities Escrow Account). If requested by the Shareholders (acting through Agent), MDC and Purchaser shall cooperate in defending against any Special Liabilities Claim which the Shareholders elect to contest (the cost and expense of which shall be payable from the Special Liabilities Escrow Account), including, without limitation, the making of a related counterclaim against the person asserting the Special Liabilities Claim or any cross-complaint against any person. Notwithstanding anything in this paragraph 2.1(c) to the contrary, the Shareholders shall not, without the written consent of MDC, (x) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include the delivery by the claimant or plaintiff to MDC of a written release of MDC from all liability in respect of such action, suit or proceeding or (y) settle or compromise any action, suit or proceeding in any manner that may materially and adversely affect MDC.

         (d) DEFENSE OF SPECIAL LIABILITIES CLAIM BY PURCHASER. If the Shareholders fail to notify Purchaser, MDC and the Escrow Agent within the Election Period that the Shareholders elect to defend MDC pursuant to paragraph 2.1(b), or if the Shareholders elect to defend MDC pursuant to paragraph 2.1(b) but fail to diligently defend against or settle the Special Liabilities Claim, then MDC shall have the right to defend the Special Liabilities Claim by all appropriate proceedings (the cost and expense of which shall be payable from the Special Liabilities Escrow Account), which proceedings shall be diligently defended by MDC to a final nonappealable order of a court of competent jurisdiction or settled. MDC shall have full control of such defense and proceedings; PROVIDED, HOWEVER, that MDC may not enter into, without the Shareholders' written consent, which shall not be unreasonably withheld, any compromise or settlement of such Special Liabilities Claim.

         (e) PAYMENT FROM SPECIAL LIABILITIES ESCROW ACCOUNT. Payments of all amounts to be paid from the Special Liabilities Escrow Account pursuant to this paragraph and the Purchase Agreement, shall be made by the Escrow Agent in accordance with a written notice to Escrow Agent and within thirty (30) days after Escrow Agent's receipt of such notice, as follows: (i) upon written notice by Purchaser to the Escrow Agent (which Escrow Agent shall promptly forward to Agent) of the Shareholders' failure to timely respond to a Special Liabilities Claim Notice, specifying the amount to be disbursed and to whom as a result of such failure to respond, if Escrow Agent does not receive a written objection from Agent within ten (10) business days after Escrow Agent forwarded such notice to Agent; (ii) upon written notice to the Escrow Agent by Agent or Purchaser (which Escrow Agent shall promptly forward to the party that did not give such notice (the "Other Party")) of resolution of the Special Liabilities Claim by agreement of the Shareholders or MDC and the special liabilities claimant, specifying the amount to be disbursed and to whom as a result of such agreement, if Escrow Agent does not receive a written objection from the Other Party within ten (10) business days after Escrow Agent forwarded such notice to the Other Party;
                  (iii) upon written notice to the Escrow Agent by the Agent or Purchaser (which Escrow Agent shall promptly forward to the Other Party) of the expiration of the period for appeal of a final adjudication of any dispute as to whether or in what amount the Special Liabilities Claim is payable from the Special Liabilities Escrow Account, specifying the amount to be disbursed and to whom as a result of such dispute resolution, if Escrow Agent does not receive a written objection from the Other Party within ten (10) business days after Escrow Agent forwarded such notice to the Other Party;
                  (iv) upon written notice to the Escrow Agent by the Agent or Purchaser (which Escrow Agent shall promptly forward to the Other Party) of the settlement of the Special Liabilities Claim, or the expiration of the period for appeal of a final adjudication of such Special Liabilities Claim, specifying the amount to be disbursed and to whom as a result of such settlement or expiration of the appeal period, if Escrow Agent does not receive a written objection from the Other Party within ten (10) business days after Escrow Agent forwarded such notice to the Other Party; (v) with respect to a Special Liabilities Claim that has been fully discharged by expiration of the time periods specified in paragraph 19(a) of the Purchase Agreement, upon written notice to the Escrow Agent by the Agent of the expiration of such period (which Escrow Agent shall promptly forward to Purchaser), specifying the amount to be disbursed and to whom as a result of such expiration of the period, if Escrow Agent does not receive a written objection from the Purchaser within ten business (10) days after Escrow Agent forwarded such notice to the Purchaser; and (vi) upon written notice to the Escrow Agent by the Agent and MDC directing the disbursement of funds from the Special Liabilities Claim. Purchaser shall not be obligated to give such instructions to the Escrow Agent to make a disbursement to Agent, and shall be entitled to object to any such disbursement, if any disbursements from the Special Liabilities Escrow Account to be paid to the Shareholders would reduce the remaining amount in the Special Liabilities Escrow Account to an amount that is less than the amount of Special Liabilities that have not been paid in full or fully discharged. Any notice objecting to disbursement of funds from the Special Liabilities Escrow Account shall state in reasonable detail the grounds for the objection.

2.2 DISBURSEMENT OF BALANCE OF SPECIAL LIABILITIES ESCROW ACCOUNT. At the end of each calendar quarter after Closing, any amount remaining in the Special Liabilities Escrow Account in excess of the remaining amount of Special Liabilities that have not been paid in full or fully discharged, as set forth on a schedule provided to Escrow Agent and Purchaser at the end of each calendar quarter by Agent showing in detail (i) the amount of remaining Special Liabilities as of the beginning of such calendar quarter, (ii) the amount of Special Liabilities paid or settled in full during such calendar quarter, and
         (iii) the amount of Special Liabilities discharged by reason of the passage of the applicable period as set forth in Paragraph 2.1(a) above, shall be paid by the Escrow Agent as follows:

         (a) An amount requested in writing by Agent to pay, or to reimburse, costs and expenses incurred by Agent (or his successor) acting as attorney in fact for the Shareholders, not to exceed $100,000 per calendar year;

         (b) Second, the remaining amount to Agent on behalf of Walter Mickelson, Hazel Mickelson and Thor Mickelson, to the extent he or she has not received payment in full from the Closing Escrow Account or the Post-Closing Escrow Account of the indebtedness or other obligations listed on Schedule 6(x) to the Purchase Agreement, in the amount owed by MDC to him or her at Closing (pursuant to an affidavit of Agent);

         (c) Third, any remaining amount to Agent on behalf of the Shareholders in proportion to the amount of their stock immediately prior to Closing.

                            ARTICLE 3 - ESCROW AGENT

3.1 COMPENSATION. All fees of Escrow Agent, as provided on Exhibit B attached hereto, and all reasonable expenses, disbursements and advances incurred or paid by the Escrow Agent (including, without limitation, reasonable attorneys' fees) shall be payable one half by Shareholders, to be paid from the Special Liabilities Escrow Fund from time to time, and one-half by Purchaser.

3.2 LEGAL COUNSEL. Escrow Agent may employ such legal counsel and other experts as it may deem necessary to retain for advice in connection with its obligations under this Agreement, may relay upon the advice of such counsel or experts, and shall be reimbursed for the reasonable expense of such counsel or experts payable one-half by the Shareholders to be paid from the Special Liabilities Escrow Fund from time to time and one-half by Purchaser.

3.3 RESIGNATION. Escrow Agent may resign from its duties under this Agreement at any time by giving written notice of such resignation to Purchaser, MDC and Shareholders specifying a date (not less than thirty
         (30) days after giving of such notice) when such resignation shall take effect; provided, in any event, such resignation shall not be effective until the successor to Escrow Agent has been appointed and accepted the Special Liabilities Escrow Fund. Promptly after such notice, a successor escrow agent shall be appointed by mutual agreement of Shareholders, MDC and Purchaser, such successor escrow agent to become Escrow Agent under this Agreement upon the resignation date specified in such notice. Escrow Agent shall continue to serve until its successor accepts and receives the Special Liabilities Escrow Fund.

3.4 LIABILITY. Escrow Agent undertakes to perform only such duties as are specifically set forth herein. Escrow Agent acting or refraining from acting in good faith shall not be liable for any mistake of fact or error in judgment by it or for any act or omission by it of any kind unless caused by willful misconduct or gross negligence, and shall be entitled to rely conclusively upon (i) any written notice, instrument or signature believed by it to be genuine and to have been signed or presented by the proper party or parties duly authorized to do so, and
         (ii) the advice of counsel retained by it.

3.5 CONTROVERSIES. If any controversy arises between or among Shareholders, MDC and/or Purchaser, or with any third person with respect to the subject matter of this Agreement, Escrow Agent shall not be required to determine the same or take any action with respect thereto, but may await the final resolution of any such controversy, anything in the instructions delivered by the parties hereto to the contrary notwithstanding, and in such event it shall not be liable for interest or damage; provided that with respect to any controversy among Shareholders, MDC or Purchaser, Escrow Agent shall, at all times, have full right and authority to pay over and disburse the Special Liabilities Escrow Fund in accordance with the joint written instructions signed by Agent, MDC and Purchaser.

3.6 DISCHARGE OF ESCROW AGENT. Escrow Agent agrees that Shareholders and Purchaser may, by mutual agreement at any time, remove Escrow Agent as escrow agent under this Agreement, and substitute any bank or trust company therefor, in which event, upon receipt of written notice thereof, payment of any accrued but unpaid fees, and reimbursement of Escrow Agent's other fees and expenses from the Special Liabilities Escrow Fund in accordance with Section 4.1 hereof, Escrow Agent shall account for and deliver to such substituted escrow agent the Escrow Fund held by it, and Escrow Agent shall thereafter be discharged from liability under this Agreement.

3.7 TERM. This Agreement will terminate upon the transfer of all of the Special Liabilities Escrow Fund by Escrow Agent pursuant hereto.

                            ARTICLE 4 - MISCELLANEOUS

4.1 NOTICES. Any notices or other communication require to be sent or given under this Agreement by any of the parties shall in every case be in writing and shall be deemed properly served if (a) delivered personally, (b) sent by registered or certified mail, (c) delivered by a recognized overnight courier service, or (d) sent by facsimile transmission to the parties at the addresses as set forth below at such other addresses as may be furnished in writing.

         If to Shareholders:                Thor Mickelson
                                            P.O. Box 20550
                                            Albuquerque, NM 87154

         With a copy to:                    Jacobvitz, Thuma & Walker P.C.
                                            500 Marquette N.E., Suite 650
                                            Albuquerque, NM 87102
                                            (Counsel for Agent)

         If to MDC:                         Multimedia Development Corporation
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090

         If to Purchaser:                   New West Resources, Inc.
                                            500 West Wall, Suite 400
                                            Midland, Texas 79701
                                            Attention: John D. Parker

         With a copy to:                    Ronald W. Lyon
                                            Law Offices of Ronald W. Lyon PC
                                            115 S. Travis Street
                                            Sherman, Texas 75090

         If to Escrow Agent:
                                            ------------------------

                                            ------------------------

                                            ------------------------

                                            ------------------------

         Any party may send any notice under this Agreement to the intended recipient at the address or facsimile number set forth above using any other means (including personal delivery, messenger service, ordinary mail or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims or other communications under this Agreement are to be delivered by giving the other parties notice in the manner set forth in this Agreement.

4.2 EXPENSES. Except as otherwise provided in this Agreement, each party shall be responsible for its own costs and expenses with respect to matters involving this Agreement.

4.3 HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of the Agreement. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the persons, firm or corporation may require in the context thereof

4.4 SEVERABILITY. If any provision of this Agreement is determined by a court to be invalid or unenforceable, such determination shall not affect any other provision, each of which shall be construed and enforced as if such invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid an enforceable application thereof, and each such provision shall be deemed to be effective, in the manner and to the fullest extent permitted by law.

4.5 CONSTRUCTION AND EXCLUSIVE JURISDICTION. This Agreement, and the rights and duties of the parties hereto determined, in accordance with the laws of the State of New Mexico. The parties to this Agreement agree that any dispute arising under this Agreement shall be resolved in the manner set forth in the Purchase Agreement, or to the extent not governed by the Purchase Agreement, in a proceeding in state or federal court in the State of New Mexico. The parties hereby consent to the exclusive jurisdiction of such courts to decide any disputes arising out of or relating to this Agreement.

4.6. MULTIPLE COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

4.7 AMENDMENT AND WAIVERS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successor and assigns. No amendment, supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the Agent, MDC, Purchaser and the Escrow Agent. No waiver of any provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

4.8 ATTORNEYS' FEES. In the event of dispute between or among Shareholders, MDC and Purchaser regarding the distribution of the Special Liabilities Escrow Fund, upon the issuance of a final, non-appealable order or judgment by a court of competent jurisdiction, the prevailing party's legal fees and related expenses shall be paid by the non-prevailing party or parties. The determination of which party is the "prevailing" party shall be made by the court issuing such final, non-appealable order or judgment.

         IN WITNESS WHEREOF, the parties hereunto have signed this Agreement as of the date first above written.

                                                     ---------------------------
                                                     WALTER K. MICKELSON

                                                     ---------------------------
                                                     HAZEL C. MICKELSON

                                                     ---------------------------
                                                     LESTER GUTIERREZ

                                                     ---------------------------
                                                     VERONICA GUTIERREZ

                                                     ---------------------------
                                                     CLAUDE (BILL) SIMONS

                                                     ---------------------------
                                                     TERRI SIMONS

                                                     NEW WEST RESOURCES, INC.

                                                     By:
                                                        ------------------------
                                                        John D. Parker
                                                        Its Vice President


                                                     MULTIMEDIA DEVELOPMENT
                                                     CORPORATION

                                                     By:
                                                     Its
                                                        ------------------------


                                                     ---------------------------

                                                     By:
                                                     Its
                                                        ------------------------

                                                                       EXHIBIT A

                          SPECIAL LIABILITIES SCHEDULE

                                                                       EXHIBIT B

                                   ESCROW FEES

                                  [Insert date]

New West Resources, Inc.
[insert addressee]

Re:      Purchase and Sale of Stock of Multimedia Development Corporation
         ----------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to Multimedia Development Corporation, a New Mexico corporation ("MDC") in connection with the Agreement for Purchase and Sale dated __________, 2000 among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (together the "Shareholders"), MDC, and New West Resources, Inc., a Texas corporation ("Purchaser") (the "Agreement"). This opinion is being furnished to you pursuant to paragraph 11(a)(v) of the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

         For the purposes of the opinions expressed herein we have reviewed copies of the following documents:

         1.       The Agreement.

         2. Closing Escrow Agreement, Post-Closing Escrow Agreement and Special Liabilities Escrow Agreement (in the forms attached to the Agreement) (together the "Escrow Agreements");

         3. Noncompetition Agreement (in the form attached to the Agreement);

         4. The Articles of Incorporation of MDC with amendments thereto (the "Articles of Incorporation"), as certified by the Secretary of State of the State of New Mexico on May 22, 1998, and as certified by the Secretary of MDC on March ____, 2000 as being complete, accurate, and in effect, which consist of;

                  (a) A certified copy of the Articles of Incorporation of MDC, filed with the State Corporation Commission of New Mexico on April 14, 1988;

                  (b) A certified copy of the Articles of Amendment of MDC, filed with the State Corporation Commission of New Mexico on January 26, 1989;

                                     EXHIBIT "D"

New West Resources, Inc.
Insert date
Page 2

                  (c) A certified copy of the Articles of Merger (relating to a merger of MDC and Southwest Media Associates, Inc.) filed with the State Corporation Commission of New Mexico on November 13, 1991; and

                  (d) A certified copy of the Articles of Merger (relating to a merger of MDC and Direct Television of New Mexico, Inc.) filed with the State Corporation Commission of New Mexico on September 7, 1994;

         5. Bylaws of MDC (the "Bylaws"), dated April 26, 1988, as certified by the Secretary of MDC on _______, 2000 as being complete, accurate, and in effect;

         6. A certificate of good standing and compliance issued by the New Mexico Public Regulatory Commission on _______, 2000;

         7. Certain resolutions of the board of directors of MDC adopted by a unanimous written consent dated _________ 2000, as certified by the Secretary of MDC on ________, 2000 as being complete, accurate, and in effect, relating to the authorization for MDC to execute, deliver, and perform its obligations under the Transaction Documents (as defined below);

         8. Certain resolutions of the shareholders of MDC adopted at a special shareholders' meeting held on ___, 2000, as certified by the Secretary of MDC on _______ 2000, as being complete, accurate, and in effect, relating to the authorization of MDC to execute, deliver, and perform its obligations under the Transaction Documents;

         9. A certificate of the President of MDC, dated ___, 2000, as to certain facts relating to MDC, a copy of which is enclosed; and

         10. A certificate of the Secretary of MDC, dated ______, 2000, as to certain facts relating to MDC, a copy of which is enclosed.

The Agreement, Escrow Agreements, and Noncompetition Agreement are sometimes referred to in this opinion collectively as the "Transaction Documents."

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, or assets of MDC, or with respect to the business or affairs of MDC. We

New West Resources, Inc.
Insert date
Page 3

have assumed that no other facts or matters exist that would affect the opinions expressed in this letter.

         In our examination of the Agreement and the above described certificates, documents, and agreements, we have assumed the genuiness all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the above-described certificates (of public officials, governmental agencies and departments, corporate officers, and individuals) on which we are relying, and have made no independent investigations thereof. In rendering the following opinions, we have relied as to factual matters, without independent investigation, upon the accuracy of the representations, warranties, and certifications made by MDC and the Shareholders in or pursuant to the Transaction Documents and in the officers' certificates identified in paragraphs 9 and 10 above.

         For purposes of this opinion letter, we have assumed, without any independent investigation on our part, that: (i) Purchaser has all requisite power and authority under all applicable laws, regulations, and governing documents to execute, deliver, and perform its obligations under the Transaction Documents; (ii) Purchaser has duly authorized, executed, and delivered the Transaction Documents to which it is a party and the consideration to be delivered by it; (iii) Purchaser is validly existing and in good standing in all necessary jurisdictions; (iv) the Transaction Documents to which Purchaser is a party constitute valid and binding obligations of Purchaser, enforceable against Purchaser in accordance with the terms of each of the Transaction Documents; (v) there has been no material mistake of fact or misunderstanding, and there has been no fraud, misrepresentation, duress, or undue influence in connection with the negotiation, execution, or delivery of any of the Transaction Documents or any of the documents to be delivered at Closing pursuant to paragraphs 13 and 14 of the Agreement (the "Closing Documents"), and there are no oral or written agreements or understandings that modify, amend, or vary, or purport to modify, amend or vary, any of the terms of the Transaction Documents or Closing Documents; (vi) Purchaser has complied fully with all of its obligations under the Transaction Documents and Closing Documents, and there are no claims or causes of action by MDC or any of the Shareholders against Purchaser; (vii) all Transaction Documents and Closing Documents have been fully executed and delivered in the forms submitted to us; and (viii) there is full compliance with any applicable securities laws.

         Based upon and subject to the foregoing, and to the qualifications and limitations set forth below, we are of the opinion that:

New West Resources, Inc.
Insert date
Page 4

         1. MDC was incorporated, and is validly existing under the laws of the State of New Mexico. MDC has the corporate power and corporate authority under its Articles of Incorporation and the general corporation law of the State of New Mexico to own and lease its assets and to transact the business in which it is currently engaged.

         2. MDC has the corporate power and corporate authority under its Articles of Incorporation and the general corporation law of the State of New Mexico to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance as of the date hereof by MDC of the Transaction Documents have been duly authorized by all necessary corporate action of MDC.

         3. When duly executed and delivered on behalf of MDC, and assuming the applicability of New Mexico law, each of the Transaction Documents to which MDC is a party will constitute a valid and binding obligation of MDC, enforceable in accordance with its terms.

         4. When duly executed and delivered by all of the Shareholders, and assuming the applicability of New Mexico law, each of the Transaction Documents to which the Shareholders are parties will constitute a valid and binding obligation of the Shareholders, enforceable in accordance with its terms.

         QUALIFICATIONS AND EXCEPTIONS. In addition to any assumptions and limitations set forth above, this opinion letter and all opinions rendered herein are subject to the following qualifications and exceptions, regardless of whether the opinions refer to such qualifications and exceptions:

         (a) We are admitted to practice law in New Mexico. The opinions set forth in this letter are limited to the laws of the State of New Mexico and to requirements imposed under the laws or regulations of the State of New Mexico or any political subdivision thereof.

         (b) Enforceability of the Transaction Documents and the Closing Documents may be limited by: (1) implied covenants in any contract, including but not limited to an implied covenant of good faith and fair dealing and duties to act in good faith and in a commercially reasonable manner; (2) the application of judicial discretion, and application of principles of equity (including equitable defenses) and public policy, (3) materiality, waiver and course of performance or conduct; (4) rules of law and equity governing remedies; (5) applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors, fraudulent conveyance or transfer, preferential transfer, and similar laws relating to or affecting the rights and remedies of creditors generally; and (6) any ambiguity in the documents.

New West Resources, Inc.
Insert date
Page 5

         (c) We render no opinion regarding any consents, approvals; filings, applications, or notices required under any contracts, agreements, leases, lien documents, easements or other encumbrances to which MDC is a party or by which it or any of its assets is bound. Further, we render no opinion as to whether any consents, approvals, filings, applications, or notices are required with respect to the transfer of any FCC or other licenses, permits, franchises, leases, certificates, or other such grants of rights or convenience, granted or issued by any governmental unit.

         (d) Our opinions are given as of the date hereof, and we assume no obligation to update or supplement our opinions in response to subsequent changes in the law or future events or circumstances affecting the transactions contemplated under the Agreement and the Closing Documents.

         The foregoing opinion is for the exclusive reliance of Purchaser and may not be relied upon or quoted by anyone else for any purpose whatsoever, nor may copies be delivered to any other person, or filed with any government agency or corporation, without our prior written consent. The opinion is limited to the matters expressly stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated in this letter.

                                                     Very truly yours,

                            NONCOMPETITION AGREEMENT

         In consideration of the Agreement for Purchase and Sale dated as of February 7, 2000 (the "Agreement for Purchase and Sale") among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, Claude (Bill) Simons and Terri Simons (husband and wife), (together the "Shareholders"), Multimedia Development Corporation, a New Mexico corporation ("MDC") and New West Resources Inc., a Texas corporation ("Purchaser"), and the transactions contemplated thereby, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Walter K. Mickelson, Hazel Mickelson and Thor Mickelson (together the "Mickelsons") agree as follows:

         The Mickelsons understand and agree that the noncompetition covenants made by them under this Agreement is a material part of the consideration that induced Purchaser to purchase the Stock of MDC pursuant to the Agreement for Purchase and Sale.

         The Mickelsons agree that for a period of five years from and after the Closing Date (as that term is defined in the Agreement for Purchase and Sale), none of the Mickelsons shall, without MDC's prior written consent, engage, directly or indirectly, whether as an employee, owner, partner, agent, shareholder, director or otherwise, in any business offering wireless cable services for video, telephone, computer data or Internet access, or any such services provided over an MMDS or other broadband wireless system in the New Mexico markets where MDC engages in business or holds FCC licenses on the Closing Date; provided that this Agreement does not preclude any of the Mickelsons from purchasing stock, bonds or other securities in any company traded on a nationally recognized stock exchange. The New Mexico markets where MDC engages in business or holds FCC licenses on the Closing Date are listed on Exhibit "A" hereto.

         The Mickelsons acknowledge and agree that this Noncompetition Agreement is necessary for the protection of the legitimate business interests of MDC, and that the scope of this Noncompetition Agreement in time, geography and types and limits of activities is reasonable. The Mickelsons further agree that the remedy at law for a breach of this Noncompetition Agreement will be inadequate, and that MDC shall be entitled to specific performance and/or injunctive relief for such a breach. MDC and the Mickelsons agree that in the event of litigation arising out of the terms of this Noncompetition Agreement, the prevailing party shall be entitled to reimbursement of its reasonable attorneys fees.

         This Noncompetition Agreement shall be governed, construed and interpreted under the laws of the State of New Mexico.

         No failure or delay by MDC in exercising any of its rights or remedies hereunder, and no course of dealing between MDC and the Mickelsons, shall operate as a waiver of

                                    EXHIBIT "E"
any such right or remedy. No waiver of any default on any one occasion shall constitute a waiver of any subsequent or other default. No amendment or modification of this Noncompetition Agreement shall be binding unless in writing executed by MDC and the Mickelsons. This Noncompetition Agreement and the Agreement for Purchase and Sale contain the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior negotiations or agreements between MDC and the Mickelsons with respect to the subject matter hereof. This Noncompetition Agreement shall inure to the benefit of Purchaser and its successors and assigns, and shall be binding on the Mickelsons.

         This Noncompetition Agreement is conditioned on the closing of the sale of the Stock to NWR pursuant to the Agreement for Purchase and Sale, and shall be of no force or effect unless and until such closing has occurred.

         IN WITNESS WHEREOF, the parties have executed this Noncompetition Agreement as of the date first written above.


------------------------                   MULTIMEDIA DEVELOPMENT
WALTER K. MICKELSON                        CORPORATION, a New Mexico
                                           corporation
------------------------
HAZEL MICKELSON                            By:
                                              ------------------------------
------------------------                   Title:
THOR MICKELSON                                   ---------------------------

                       LAW OFFICES OF RONALD W. LYON, P.C.
                              115 S. TRAVIS STREET
                              SHERMAN, TEXAS 75090

                                 (903) 813-0377
                               FAX (903) 868-2492
                            E-Mail: rlyon1@airmail.net

                                                                 __________,2000

Multimedia Development Corporation
9500 Montgomery N.W., Suite 121
Albuquerque, New Mexico 87111

Re:      Purchase and Sale of Stock of Multimedia Development Corporation
         ----------------------------------------------------------------

Ladies and Gentlemen:

         We have acted as counsel to New West Resources, Inc., a Texas corporation ("NWR") in connection with the Agreement for Purchase and Sale dated __________, 2000 among Walter K. Mickelson and Hazel C. Mickelson (husband and wife), Lester Gutierrez and Veronica Gutierrez (husband and wife), Thor L. Mickelson, and Claude (Bill) Simons and Terri Simons (husband and wife) (together the "Shareholders"), NWR, and Multimedia Development Corporation ("MDC"), a New Mexico corporation (the "Agreement"). This opinion is being furnished to you pursuant to paragraph 11(a)(v) of the Agreement. Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in the Agreement.

         For the purposes of the opinions expressed herein we have reviewed copies of the following documents:

         1.       The Agreement.

         2. Closing Escrow Agreement, Post-Closing Escrow Agreement and Special Liabilities Escrow Agreement (in the forms attached to the Agreement) (together the "Escrow Agreements");

         3. Noncompetition Agreement (in the form attached to the Agreement);

         4. The Articles of Incorporation of NWR with amendments thereto (the "Articles of Incorporation"), as certified by the Secretary of the State of Texas on ____________, 2000.

         5.       Bylaws of NWR (the "Bylaws"), dated March 26,
                  1991;

                                      EXHIBIT "F"

Multimedia Development Corporation
February 4, 2000
Page 2

         6. Minutes and resolutions of the Board of Directors of NWR, as certified by the Secretary of NWR, as being complete and accurate, and in effect, relating to the authorization for NWR to execute, deliver and perform its obligations under the Transaction Documents (as defined below);

         7. A Certificate of Good Standing and Compliance as issued by the Secretary of State of the State of Texas on ______________, 2000; and

         8.       A Certificate of Incumbency of the officers of New West
                  Resources.

         The Agreement, Escrow Agreements, and Noncompetition Agreement are sometimes referred to in this opinion collectively as the "Transaction Documents."

         We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, or assets of NWR, or with respect to the business or affairs of NWR. We have assumed that no other facts or matters exist that would affect the opinions expressed in this letter.

         In our examination of the Agreement and the above described certificates, documents, and agreements, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the above described certificates (of public officials, governmental agencies and departments, corporate officers, and individuals) on which we are relying, and have made no independent investigations thereof. In rendering the following opinions, we have relied as to factual matters, without independent investigation, upon the accuracy of the representations, warranties, and certifications made by NWR in or pursuant to the Transaction Documents.

         For purposes of this opinion letter, we have assumed, without any independent investigation on our part, that: (i) MDC and the Shareholders have all requisite power and authority under all applicable laws, regulations, and governing documents to execute, deliver, and perform its obligations under the Transaction Documents; (ii) MDC and the Shareholders have duly authorized, executed, and delivered the Transaction Documents to which it is a party and the consideration to be delivered by it; (iii) MDC and the Shareholders are validly existing and in good standing in all necessary jurisdictions; (iv) the Transaction Documents to which MDC and the Shareholders are a party constitute valid and binding obligations of MDC and the Shareholders, enforceable against MDC and the Shareholders in accordance with the terms of each of the Transaction Documents; (v) there has been no material mistake of fact or misunderstanding, and there has been no fraud, misrepresentation, duress, or undue influence in connection with the negotiation, execution, or

Multimedia Development Corporation
February 4, 2000
Page 3

delivery of any of the Transaction Documents or any of the documents to be delivered at Closing pursuant to paragraphs 13 and 14 of the Agreement (the "Closing Documents"), and there are no oral or written agreements or understandings that modify, amend, or vary, or purport to modify, amend or vary, any of the terms of the Transaction Documents or Closing Documents;
(vi) MDC and the Shareholders have complied fully with all of its obligations under the Transaction Documents and Closing Documents, and there are no claims or causes of action by NWR against MDC or any of the Shareholders;
(vii) all Transaction Documents and Closing Documents have been fully executed and delivered in the forms submitted to us; and (viii) there is full compliance with any applicable securities laws.

         Based upon and subject to the foregoing, and to the qualifications and limitations set forth below, we are of the opinion that:

         1. NWR was incorporated, and is validly existing under the laws of the State of Texas. NWR has the corporate power and corporate authority under its Articles of Incorporation and the general corporation laws of the State of Texas to own and lease its assets and to transact the business in which it is currently engaged.

         2. NWR has the corporate power and corporate authority under its Articles of Incorporation and the general corporation laws of the State of Texas to execute and deliver the Transaction Documents to which it is a party and to perform its obligations thereunder. The execution, delivery, and performance as of the date hereof by NWR of the Transaction Documents have been duly authorized by all necessary corporate action of NWR.

         3. When duly executed and delivered on behalf of NWR, and assuming the applicability of Texas law, each of the Transaction Documents to which NWR is a party will constitute a valid and binding obligation of NWR, enforceable in accordance with its terms.

         4. When duly executed and delivered by NWR, each of the Transaction Documents to which NWR is a party will constitute a valid and binding obligation of NWR, enforceable in accordance with its terms.

         QUALIFICATIONS AND EXCEPTIONS. In addition to any assumptions and limitations set forth above, this opinion letter and all opinions rendered herein are subject to the following qualifications and exceptions, regardless of whether the opinions refer to such qualifications and exceptions:

         (a) We are admitted to practice law in Texas. The opinions set forth in this letter are limited to the laws of the State of Texas and to requirements imposed under the laws or regulations of the State of Texas or any political subdivision thereof.

Multimedia Development Corporation
February 4, 2000
Page 4

         (b) Enforceability of the Transaction Documents and the Closing Documents may be limited by: (1) implied covenants in any contract, including but not limited to an implied covenant of good faith and fair dealing and duties to act in good faith and in a commercially reasonable manner; (2) the application of judicial discretion, and application of principles of equity (including equitable defenses) and public policy, (3) materiality, waiver and course of performance or conduct; (4) rules of law and equity governing remedies; (5) applicable bankruptcy, insolvency, reorganization, receivership, arrangement, moratorium, assignment for the benefit of creditors, fraudulent conveyance or transfer, preferential transfer, and similar laws relating to or affecting the rights and remedies of creditors generally; and (6) any ambiguity in the documents.

         (c) We render no opinion regarding any consents, approvals, filings, applications, or notices required under any contracts, agreements, leases, lien documents, easements or other encumbrances to which NWR is a party or by which it or any of its assets is bound. Further, we render no opinion as to whether any consents, approvals, filings, applications, or notices are required with respect to the transfer of any FCC or other licenses, permits, franchises, leases, certificates, or other such grants of rights or convenience, granted or issued by any governmental unit.

         (d) Our opinions are given as of the date hereof, and we assume no obligation to update or supplement our opinions in response to subsequent changes in the law or future events or circumstances affecting the transactions contemplated under the Agreement and the Closing Documents.

         The foregoing opinion is for the exclusive reliance of MDC and the Shareholders and may not be relied upon or quoted by anyone else for any purpose whatsoever, nor may copies be delivered to any other person, or filed with any government agency or corporation, without our prior written consent. The opinion is limited to the matters expressly stated in this letter, and no opinion is implied or may be inferred beyond the matters expressly stated in this letter.

                                            Sincerely,


                                            Ronnie Lyon

RL:lm

                                  All Schedules
                                  -------------
                                       to
                  Agreement for Purchase and Sale ("Agreement")
                                      dated
                                February 7, 2000
                                     between
                        New West Resources ("Purchaser")
                                       and
                   Multimedia Development Corporation ("MDC")


         The following provisions apply to, and by this reference are incorporated into, each of the Schedules to the Agreement:

         Any disclosure made on any schedule to the Agreement that is applicable to the subject matter of any representation and warranty that references another schedule, is deemed to be a part of such other schedule. For example, a disclosure on Schedule 6(l) relating to contacts and leases utilized by the Partnership also is deemed to be a part of Schedules 6(f) and 6(p).

         No representation or warranty is made, and no disclosures are included, regarding the Excluded Assets, as that term is defined in the Agreement.

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